[GE LOGO]

                                   S&S PROGRAM

                                     [PHOTO]

              MUTUAL FUNDS ANNUAL REPORT & S&SP DISCLOSURE DOCUMENT

                                DECEMBER 31, 1996

                            Understanding Your Report

                                                           Page
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
Chairman's Letter                                              1      Dale Frey on market events

Review of Performance and                                             Portfolio managers discuss your Funds'
Schedules of Investments                                              results in 1996

     S&S Program Mutual Fund                                   3

     S&S Long Term Interest Fund                              10

Financial Statements                                          20      Financial Highlights and Statements
                                                                      of Assets and Liabilities, Operations,
                                                                      and Changes in Net Assets

Notes                                                         25      Notes to the Financial Statements

Independent Auditors' Report                                  29      The Auditors' Opinion

GE S&S Program Supplementary Information                      30

Schedules of Investments

        S&S Short Term Interest Fund                          31

        S&S Money Market Fund                                 34

Supplemental Information                                      35      Illustrations of the relative market
                                                                      value of investments offered
                                                                      under the S&S Program based on
                                                                      historical earnings.

Disclosure Statement                                          37      Information about the S&S Program
                                                                      investment alternatives.

S&S Mutual Funds' Investment Team                             48


Shareholder Services                           Inside back cover      How you can obtain
                                                                      more information



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On the Cover:  Featured are employees  greeting  visitors in the GE Investments'
lobby.

                                                      A Letter from the Chairman

Dear Shareholder:

I am pleased to provide you with the 1996 Annual Report. This past year brought excitement in the financial markets as well as at GE Investments.

This annual report letter will be my last to you as Chairman, as I look forward to my retirement from GE Investments. I appreciate having had the opportunity to serve the Savings and Security Program participants over the past 12 years, and I would like to take this opportunity to introduce you to my successor, John Myers. John is a 10 year seasoned veteran at GE Investments, and has over 25 years experience at General Electric Company.


                             PERFORMANCE HIGHLIGHTS

The performance profiles, which begin on page 4, demonstrate that the S&S Funds generated attractive returns in 1996.

The S&S Program Mutual Fund achieved a 23.1% annual total return, benefiting from the strength of the 1996 equity markets. This return put the Fund in the top 25% of its peers, as measured by Lipper Analytical Services, an independent mutual fund rating service.

S&S Long Term Interest Fund also had a good year considering the difficult 1996 bond market, ending the year with a 4.2% return. This put the Fund in the top 5% of its peers as measured by Lipper Analytical Services.

The Lipper Analytical Services average total returns for each category and complete details on each Fund's performance can be located on the various performance review pages of this annual report.


                                 MARKET OVERVIEW

1996 proved to be another solid year in the financial markets. Low inflation, good corporate earnings, and a post-election rally all contributed to strong performance. The supply-demand balance also remained favorable, with annual merger and acquisition activity topping $650 billion, and cash inflows into equity mutual funds exceeding $200 billion, setting new records for both measures. These factors drove the S&P 500 up 23.1% for the year.

International equity market performance, as measured by the Morgan Stanley EAFE Index, lagged the U.S. market with full year returns of 6.0%. Despite cautious optimism that Japan may be emerging from recession, the Japanese market underperformed significantly, declining 15.5% in 1996. European shares continue to take their lead from the U.S. markets with German, French and U.K. markets rising 13.6%, 21.2% and 27.4%, respectively for the year.

In the first half of 1996, fixed income returns were adversely impacted due to concerns over a strong economy. Rates declined in the second half as inflation fears and election uncertainties subsided allowing the bond market to return 3.6% for the year as measured by the Lehman Brothers Aggregate Bond Index.

[PHOTO OF DALE F. FREY]

                                 MARKET OUTLOOK

Our outlook on the domestic equity market is cautious. The U.S. market remains at or near record levels when measured by dividend yield and other traditional valuation methods, suggesting greater vulnerability to a possible correction. In the new year, we foresee a moderate acceleration of domestic economic growth, a stable interest rate environment, and continued low inflation.


At GE Investments, it was our pleasure to serve your investment needs in 1996 and we look forward to helping you meet your financial objectives in 1997.

Sincerely,



/s/ Dale F. Frey
Chairman of the Board and President
General Electric Investment Corporation


                                        Introducing GE Investments' New Chairman

Dear Shareholder:

I am excited about the opportunity of serving you as Chairman of GE Investments. GE Investments has become a leader in investment management because of its diversified multi-asset base, its solid performance and its strong management team. I hope to build upon the outstanding organization developed under Dale Frey's leadership over the last twelve years, and offer you continued high quality service and investment management results. I am honored to be appointed as the leader of this exciting organization and I look forward to delivering continued, strong investment performance to our shareholders.

Sincerely,




/s/ John H. Myers


John Myers is a seasoned veteran of GE's financial community and of GE Investments. John, previously Executive Vice President of GE Investments, began his GE career in 1970 after serving as an officer in the U.S. Navy. He progressed through several global financial assignments in GE corporate staff and GE Power Systems before joining GE Investments in 1986. John serves on the Board of Directors of Doubletree Hotels Corporation. He holds a B.S. in Mathematics from Wagner College, where he serves on the Board of Trustees.

[PHOTO OF JOHN H. MYERS]

                                                         S&S Program Mutual Fund

Q&A


Gene Bolton is responsible for the overall management of the U.S. equity operation at GE Investments with total assets of over $24 billion. His responsibilities include overseeing the portfolio management team of the S&S Program Mutual Fund listed on page 48 Gene joined GE in 1964. After completing GE's Financial Management Program he held a number of financial and strategic planning positions in the U.S. and Europe. Joining GE Investments in 1984 as Chief Financial Officer, he moved to equities as a Portfolio Manager in 1986 and was named to his present position in 1991. Gene is a Trustee of the GE Pension
Trust and GE's employee savings program. He also serves as a Trustee of the Investment Management Workshop, sponsored by the Association for Investment Management and Research. Gene is a graduate of Mundelein College with a B.A. in Business and Management.

Q. How did the S&S Program Mutual Fund perform compared to its benchmarks in 1996?

A. The S&S Program Mutual Fund had a return of 23.1% in 1996. The S&P 500 also returned 23.1% for the same period. Our Lipper peer group of 570 Growth and Income mutual funds had a return of 20.9%.

Q.   Why did the Fund meet its benchmark and outperform peers?

A. The Fund performed in line with the S&P 500 in 1996 and was in the top quartile among its Lipper peer Growth and Income funds. 1996 was the third year in a row in which more than three quarters of general equity mutual funds underperformed the S&P 500, largely because of the narrowness of market leadership and the relative weakness of smaller capitalization stocks. Our relatively strong performance resulted from an overweighting in Energy, Financial and selected Capital Goods stocks, and an underweighting in the Utilities and Consumer-Cyclical sectors. In the Energy area, Schlumberger Ltd. was a particularly strong performer while Citicorp and Travelers Group were leaders in the Financial sector. AlliedSignal, Textron and Dover Corp. turned in very strong performances in the Capital Goods sector. On the negative side, our concern about valuation levels limited our participation in some good performing stocks such as Microsoft and Coca-Cola.

Q.   What has your investment strategy been?

A. Our objective is to add value through stock selection which we try to accomplish by identifying companies with shareholder oriented managements, strong financials and attractive valuations. We concentrate our efforts on fundamental company research and do not try to time the stock market or rotate from one "hot" sector to another. We have four portfolio managers, two of whom focus principally on growth stocks and two who have a more value-oriented approach. This results in a broadly diversified portfolio that we believe can do well versus the market regardless of the economic environment. The portfolio managers, supported by a team of industry analysts, focus on finding stocks that they believe will outperform the market over the next three to five years.

Q.   What industries have you liked?

A. As mentioned above, we remain overweighted in the Financial, Capital Goods and Energy sectors. These are the areas in which our managers are able to find the best values on a stock-by-stock basis. Within the Financial sector we continue to find value in the insurance industry as well as with selected financial service companies and money center banks. In Capital Goods we are overweighted in a diverse group of companies that, despite big price moves in 1996, still look attractive versus the market. Within the Energy sector our principal thrust is in the oil services industry which we think looks particularly attractive because of strong demand and little excess capacity.

Q.   What is the outlook for the Fund in the upcoming year?

A. With most valuation measures at or near record levels, we believe the upside is limited for the stock market in 1997. We also expect volatility to increase and stock selection, as opposed to sector rotation, to be the key to good performance. Given our emphasis on high quality companies with attractive valuations, we believe the portfolio is well positioned for good relative performance in the coming year.

[PHOTO OF GENE BOLTON]

                                                         S&S Program Mutual Fund

              Comparison of Change in Value of a $10,000 Investment

--------------------------------------------------------------------------------
                             S&S Program Mutual          S&P 500
                             ------------------          -------
                  '86             $10,000                $10,000
                  '87               9,979                 10,511
                  '88              11,479                 12,261
                  '89              14,922                 16,128
                  '90              14,505                 15,618
                  '91              18,741                 20,395
                  '92              20,265                 21,971
                  '93              22,590                 24,171
                  '94              22,192                 24,485
                  '95              30,352                 33,664
                  '96              37,348                 41,444

--------------------------------------------------------------------------------

                           AVERAGE ANNUAL TOTAL RETURN
                    for the periods ending December 31, 1996

                         One        Five       Ten
                         Year       Year       Year
                         ----       ----       ----

S&S Program Mutual      23.05%      14.79%    14.09%


S&P 500                 23.11%      15.24%    15.28%

--------------------------------------------------------------------------------

INVESTMENT PROFILE

A Fund designed for investors who seek long-term growth of capital and income. The Fund invests principally in domestic common stocks or in securities convertible into common stocks. Cash, preferred stocks, bonds and foreign securities can also be held.


                         *Lipper Performance Comparison

                         Based on 12/31/96 total returns
                          Growth and Income Peer Group

                                            One    Five     Ten
                                           Year    Year     Year
                                           ----    ----     ----
      Fund's rank in peer group:            138      81      37

      Number of Funds in peer group:        570     228     127

      Peer group average total return:     20.9%   14.0%   13.2%

      Lipper categories in peer group:        Growth and Income,
                                                S&P 500 Index

* See notes to performance for explanation of peer categories.

--------------------------------------------------------------------------------
                            Top Ten Largest Holdings
                       as a percentage of net asset value
                              at December 31, 1996
================================================================================

Travelers Group Inc.                      2.1%
Intel Corp.                               2.0%
Exxon Corp.                               2.0%
Federal National Mortgage Assoc.          1.9%
AlliedSignal Inc.                         1.8%
Citicorp                                  1.8%
Philip Morris Cos. Inc.                   1.7%
Bristol-Myers Squibb Co.                  1.6%
Emerson Electric Co.                      1.6%
International Business Machines           1.6%
--------------------------------------------------------------------------------
See page 18 for Notes to Performance. Past performance is no guarantee of future results.

             Schedule of Investments (dollars in thousands) -- December 31, 1996

S&S PROGRAM MUTUAL FUND

--------------------------------------------------------------------------------
Energy & Basic Material          14.9%
Consumer                         14.5%
Capital Goods                    12.9%
Healthcare                       14.0%
Financial Services               18.5%
Retail Trade                      4.0%
Technology                       10.4%
Transportation                    1.4%
Utilities                         7.1%
Cash & Other                      2.3%
--------------------------------------------------------------------------------


                                   Number
                                 of Shares      Value
--------------------------------------------------------------------------------
Common Stock -- 97.7%
--------------------------------------------------------------------------------

Basic Materials -- 4.5%
Air Products & Chemicals Inc.     123,702     $  8,551
Airgas Inc.                       120,250        2,645(a)
Avery Dennison Corp.               70,234        2,485
Barrick Gold Corp.                131,687        3,786
Du Pont de Nemours
   (E.I.) & Co.                   405,369       38,257
Eastman Chemical Co.               52,675        2,910
FMC Corp.                          55,968        3,925
Freeport McMoran Copper &
   Gold Inc. (Class A)            162,414        4,568
Hoechst AG                         32,921        1,555
IMC Global Inc.                    95,472        3,735
Mead Corp.                        141,823        8,243
Morton International Inc.         391,106       15,938
Newmont Mining Corp.              181,291        8,113
PPG Industries Inc.                25,209        1,415
Rayonier Inc.                     116,312        4,463
Santa Fe Pacific Gold Corp.       171,417        2,636
Weyerhaeuser Co.                  244,866       11,600

                                               124,825

[ICON] Capital Goods -- 12.9%
ABB AG                              4,168        5,185
AlliedSignal Inc.                 764,894       51,248
AMP Inc.                          196,238        7,531
Armstrong World
   Industries Inc.                 89,947        6,251
Boeing Co.                         51,816        5,512
Browning-Ferris Industries Inc.   196,898        5,169
Caterpillar Inc.                   17,558        1,321
Cooper Industries Inc.             42,841        1,805
Corning Inc.                       76,818        3,553
Deere & Co.                       362,934       14,744
Dover Corp.                       662,065       33,269
Eaton Corp.                        46,876        3,270
Emerson Electric Co.              454,721       43,994
General Signal Corp.              137,173        5,864
Hanson PLC ADR                    387,950        2,619
Hubbell Inc. (Class B)            730,082       31,576
Ingersoll Rand Co.                 70,658        3,144
Lockheed Martin Corp.             125,551       11,488
Mannesmann AG                       3,292        1,427
Martin Marietta Materials Inc.    158,027        3,674
Masco Corp.                        42,841        1,542
McDonnell Douglas Corp.           113,550        7,267
Minnesota Mining &
   Manufacturing Co.               91,535        7,586
Molex Inc. (Class A)              115,225        4,105
National Service
   Industries Inc.                 85,683        3,202
Newport News
   Shipbuilding Inc.               31,976          480(a)
Parker Hannifin Corp.              24,144          936
Sherwin Williams Co.               47,884        2,681
Tenneco Inc.                       72,748        3,283(a)
Textron Inc.                      396,957       37,413
Timken Co.                         87,791        4,027
Tyco International Ltd.            54,770        2,896
Ucar International Inc.            47,057        1,770(a)
United Technologies Corp.         340,526       22,475
Waste Management
   International PLC ADR           81,977          645
Wheelabrator
   Technologies Inc.               87,791        1,427
WMX Technologies Inc.             466,789       15,229

                                               359,608

[ICON] Consumer - Cyclical -- 8.0%
ACNielsen Corp.                    98,766        1,494(a)
American Greetings
   Corp. (Class A)                 35,115          996


----------
See Notes to Schedules of Investments and Financial Statements

             S&S Program Mutual Fund (dollars in thousands) -- December 31, 1996

                                   Number
                                 of Shares      Value
--------------------------------------------------------------------------------
American Medical Response         126,850     $  4,123(a)
Automatic Data Processing Inc.    384,609       16,490
Carnival Corp. (Class A)          111,570        3,682
Catalina Marketing Corp.           43,146        2,378(a)
Circus Circus Enterprises Inc.    216,999        7,459   (a)
Comcast Corp. (Class A)           482,575        8,596
Comcast UK Cable Partners
   Ltd. (Class A)                  50,760          692(a)
CUC International Inc.             20,558          488(a)
Disney (Walt) Co.                 431,389       30,035
Donnelley (R.R.) & Sons Co.        34,263        1,075
Dun & Bradstreet Corp.            116,324        2,763
Eastman Kodak Co.                 278,520       22,351
Federal-Mogul Corp.                26,338          579
Ford Motor Co.                    408,770       13,030
Gannett Inc.                      258,825       19,380
General Motors Corp.              159,133        8,872
Goodyear Tire & Rubber Co.        106,088        5,450
Harman International
   Industries Inc.                 54,009        3,004
International Cabletel Inc.       552,624       13,954(a)
Interpublic Group Cos. Inc.       253,495       12,041
ITT Industries Inc.                75,023        1,838
Knight Ridder Inc.                 47,156        1,804
McDonalds Corp.                   302,124       13,671
Metromedia International
   Group Inc.                      68,424          676(a)
Readers Digest Assoc. Inc.
   (Class A)                       25,177        1,013
Rubbermaid Inc.                    34,809          792
Scholastic Corp.                   41,320        2,779(a)
TCI Satellite Entertainment
   Inc. (Class A)                  33,799          334(a)
Tele-Communications Inc.
   (Series A)                     496,027        6,479(a)
Tele-Communications Inc. Liberty
   Media Group (Series A)         342,224        9,775(a)
Time Warner Inc.                  136,189        5,107

                                               223,200

Consumer - Stable -- 6.5%
Anheuser Busch Cos. Inc.          736,984       29,479
Archer-Daniels Midland Co.        218,930        4,816
Avon Products Inc.                176,645       10,091
Coca Cola Co.                      25,177        1,325
Columbia/HCA
   Healthcare Corp.                50,405        2,054
Conagra Inc.                       72,841        3,624
CPC International Inc.            128,575        9,964
General Mills Inc.                118,931        7,537
Gillette Co.                       28,832        2,242
International Flavours             83,856        3,773
Kellogg Co.                        43,896        2,881
Nestle S.A.                         4,684        5,029(a)
Pepsico Inc.                    1,416,509       41,433
Philip Morris Cos. Inc.           427,196       48,113
Ralston Purina Co.                 43,896        3,221
Sara Lee Corp.                    132,991        4,954

                                               180,536

[ICON] Energy -- 10.4%
Amerada Hess Corp.                 30,726        1,778
Amoco Corp.                       340,803       27,435
Anadarko Petroleum Co.             99,388        6,435
Atlantic Richfield Co.             41,775        5,535
Baker Hughes Inc.                 234,207        8,080
British Petroleum PLC ADR          26,338        3,724
Burlington Resources Inc.         284,561       14,335
Diamond Offshore
   Drilling Inc.                   28,533        1,626(a)
Elf Aquitaine ADR                  26,338        1,192
Exxon Corp.                       562,218       55,097
Halliburton Co.                    81,206        4,893
Louisiana Land &
   Exploration Co.                 32,537        1,745
Mobil Corp.                       165,376       20,217
Nabors Industries Inc.            188,400        3,627(a)
Royal Dutch Petroleum
   Co. ADR                        238,877       40,788
Schlumberger Ltd.                 394,354       39,386
Texaco Inc.                       241,567       23,704
Tosco Corp.                        54,869        4,341
Total S.A. ADR                    117,172        4,716
Union Pacific Resources
   Group Inc.                     198,352        5,802
Unocal Corp.                      385,421       15,658

                                               290,114

----------

See Notes to Schedules of Investments and Financial Statements

                                  Schedule of Investments (dollars in thousands)

                                   Number
                                 of Shares      Value
--------------------------------------------------------------------------------
[ICON] Financial -- 12.4%
American Express Co.              482,626   $   27,268
Bank of Boston Corp.              167,417       10,757
Bank of New York Inc.             200,604        6,770
BankAmerica Corp.                  47,156        4,704
Bankers Trust New York Corp.       10,333          891
Beneficial Corp.                  112,027        7,100
Boatmen's Bancshares Inc.         123,448        7,962
Chase Manhattan Corp.              85,683        7,647
Citicorp                          488,154       50,280
CMAC Investment Corp.              88,852        3,265
Countrywide Credit Industries     161,975        4,637
Dean Witter Discover & Co.        261,363       17,315
Echelon International Corp.         6,139           96(a)
Edwards A.G. Inc.                  79,012        2,657
Federal National
   Mortgage Assoc.              1,425,238       53,090
Mellon Bank Corp.                 130,634        9,275
Merrill Lynch & Co. Inc.           39,506        3,220
Morgan (J.P.) & Co. Inc.          212,431       20,739
Morgan Stanley Group Inc.          46,145        2,636
Salomon Inc.                       50,481        2,379
Standard Federal
   Bancorporation                  57,064        3,245
State Street Boston Corp.         144,006        9,288
T. Rowe Price & Associates         52,674        2,291
Travelers Group Inc.            1,262,606       57,291
Trizec Hahn Corp.                  61,454        1,352
United States Bancorp              94,376        4,241
Wells Fargo & Co.                  94,820       25,578

                                               345,974

[ICON] Healthcare -- 14.0%
Abbott Laboratories               682,367       34,630
Allergan Inc.                     291,768       10,394
American Home
   Products Corp.                 552,878       32,412
Arrow International Inc.           48,591        1,397
Baxter International Inc.         142,636        5,848
Bristol-Myers Squibb Co.          423,085       46,011
Cardinal Health Inc.               86,343        5,029
Colgate Palmolive Co.             162,838       15,022
Dentsply International Inc.        40,963        1,946
Duracell International Inc.        39,593        2,767
Eli Lilly & Co.                   237,658       17,349
Johnson & Johnson                 704,143       35,031
Kimberly Clark Corp.              302,783       28,840
Lincare Holdings Inc.              57,562        2,360(a)
Living Centers of America Inc.     83,094        2,306(a)
Merck & Co. Inc.                  500,443       39,660
Pfizer Inc.                       344,508       28,551
Procter & Gamble Co.              324,103       34,841
Scherer (R.P.) Corp. Delaware      86,256        4,334(a)
Schering Plough Corp.             231,313       14,978
Smithkline Beecham PLC ADR        361,443       24,578
St. Jude Medical Inc.              21,573          920(a)
Watson Pharmaceuticals Inc.        73,297        3,294(a)

                                               392,498

Insurance -- 6.1%
Aetna Inc.                          4,390          351
American International
   Group Inc.                     380,846       41,227
Chubb Corp.                        89,997        4,837
Everest Reinsurance Holdings       29,054          835
General Reinsurance Corp.         131,511       20,746
ITT Hartford Group Inc.            70,252        4,742
Lincoln National Corp.            248,727       13,058
Loews Corp.                       320,779       30,233
Marsh & McLennan Cos. Inc.        134,362       13,974
Navigators Group Inc.              12,292          224(a)
Provident Cos. Inc.               254,752       12,324
Providian Corp.                    77,714        3,993
TIG Holdings Inc.                 560,656       18,992
UNUM Corp.                         83,043        6,000

                                               171,536

Retail Trade -- 4.0%
American Stores Co.               128,524        5,253
Arbor Drugs Inc.                  296,032        5,144
CVS Corp.                          52,677        2,179
Dayton Hudson Corp.               179,995        7,065
Eckerd Jack Corp.                  25,858          827(a)
Federated Department
   Stores Inc.                    200,350        6,837(a)
General Nutrition Cos. Inc.        68,424        1,155(a)
Home Depot Inc.                   295,575       14,816
Lowes Cos. Inc.                    30,856        1,095

----------
See Notes to Schedules of Investments and Financial Statements

             S&S Program Mutual Fund (dollars in thousands) -- December 31, 1996

                                   Number
                                 of Shares      Value
--------------------------------------------------------------------------------
May Department Stores Co.          46,090   $    2,155
Office Max Inc.                    62,841          668(a)
Penney J.C. Inc.                   39,505        1,926
Price Costco Inc.                 234,842        5,900(a)
Sears Roebuck & Co.               427,958       19,740
Toys `R Us Inc.                   440,902       13,227(a)
Wal Mart Stores Inc.            1,078,447       24,669

                                               112,656

Software & Services -- 3.6%
Computer Associates
   International Inc.             212,075       10,551
Electronic Data Systems Corp.      82,485        3,568
Equifax Inc.                      859,468       26,321
First Data Corp.                  730,639       26,668
Informix Corp.                     43,896          894(a)
Intuit Inc.                        50,405        1,588(a)
Microsoft Corp.                    68,424        5,654(a)
Reuters Holdings PLC ADR
   (Class B)                      323,900       24,778

                                               100,022

Technology -- 6.8%
3Com Corp.                         81,419        5,974(a)
Applied Materials Inc.            123,748        4,447(a)
Cisco Systems Inc.                148,270        9,434(a)
DSC Communications Corp.           51,576          922(a)
Hewlett Packard Co.               698,509       35,100
Intel Corp.                       435,165       56,979
International Business
   Machines                       288,520       43,567
Lucent Technologies Inc.           67,460        3,120
Motorola Inc.                      75,734        4,648
Northern Telecom Ltd.              64,821        4,011
Perkin Elmer Corp.                  9,644          568
Pitney Bowes Inc.                  64,567        3,519
Rockwell International Corp.       61,454        3,741(a)
Storage Technology Corp.           29,191        1,390(a)
Varian Associates Inc.            154,513        7,861
Xerox Corp.                        75,703        3,984

                                               189,265
Transportation -- 1.4%
Burlington Northern Santa Fe      153,194       13,232
Canadian Pacific Ltd.             224,918        5,960
Continental Airlines Inc.
   (Class B)                       44,995        1,271(a)
Delta Air Lines Inc.               43,896        3,111
Pittston Brinks Group              79,236        2,140
Union Pacific Corp.               223,750       13,453

                                                39,167

Utilities -- 7.1%
Airtouch Communications Inc.      941,502       23,773(a)
Allegheny Power Systems Inc.       69,137        2,100
American Electric Power Inc.      103,629        4,262
American Telephone &
   Telegraph Corp.                631,099       27,453
Bellsouth Corp.                   286,134       11,553
Duke Power Co.                    148,676        6,876
El Paso Natural Gas Co.            10,818          546
Enron Corp.                        13,168          568
Florida Progress Corp.            103,360        3,333
FPL Group Inc.                    164,767        7,579
Frontier Corp.                     74,624        1,688
GTE Corp.                         876,377       39,875
MCI Communications Corp.          550,695       18,001
Mobile Telecommunication
   Technologies Corp.              41,702          354(a)
NYNEX Corp.                       152,077        7,319
Pacificorp                        329,940        6,764
Pinnacle West Capital Corp.        73,907        2,347
Portland General Corp.             23,043          968
Public Service Co. Colorado        96,570        3,754
SBC Communications Inc.           308,062       15,942
Scana Corp.                        46,750        1,251
Sonat Inc.                        141,417        7,283
Southern Co.                      155,630        3,521
Vanguard Cellular Systems
   Inc. (Class A)                  93,906        1,479(a)

                                               198,589
Total Common Stock
   (Cost $1,984,873)                         2,727,990

----------

See Notes to Schedules of Investments and Financial Statements

                                  Schedule of Investments (dollars in thousands)

--------------------------------------------------------------------------------
                                 Principal
                                   Amount      Value
--------------------------------------------------------------------------------

Convertible Bonds -- 0.2%
Ames Department Stores Inc.
1.00%      03/08/00               $    79     $      0(a)
Berkshire Hathaway Inc. Delaware
1.00%      12/02/01                 1,195        1,112
Charming Shoppes Inc.
7.50%      07/15/06                   978          973
Continental Airlines Inc.
6.75%      04/15/06                 1,977        2,229(b)

Total Convertible Bonds
   (Cost $4,395)                                 4,314

--------------------------------------------------------------------------------
                                   Number
                                 of Shares      Value
--------------------------------------------------------------------------------

Preferred Stock -- 0.7%
--------------------------------------------------------------------------------
Airtouch Communications Inc.
   (Class B), 6.00%                46,851        1,276
Airtouch Communications Inc.
   (Class C), 4.25%                36,488        1,651
Continental Airlines Finance
   Trust, 8.50%                     8,779          586
Continental Airlines Finance
   Trust, 8.50%                    39,506        2,637(b)
Microsoft Corp. (Series A),
   2.20%                          131,468       10,534(a)
Occidental Petroleum Corp.,
   7.75%                           54,872        3,128(b)

Total Preferred Stock
   (Cost $19,168)                               19,812

Total Investments in Securities
   (Cost $2,008,436)                         2,752,116

--------------------------------------------------------------------------------
                                 Principal
                                   Amount      Value
--------------------------------------------------------------------------------
Short Term Investments -- 1.4%
--------------------------------------------------------------------------------

Repurchase Agreement -- 1.4%
State Street Bank and Trust Co.
6.00%      01/02/97
   (Cost $37,460)                 $37,460    $  37,460
   (dated 12/31/96, proceeds
   $37,472, collateralized
   by $38,209 United States
   Treasury Note, 6.25%, 06/30/98)

Other Assets and Liabilities,
   net 0.0%                                      1,254
                                            ----------
NET ASSETS - 100%                           $2,790,830
                                            ==========

[ICON] Icons represent the top five industry weightings in the S&S Program Mutual Fund at December 31, 1996.


----------
See Notes to Schedules of Investments and Financial Statements

                                                     S&S LONG TERM INTEREST FUND

Q&A

Bob MacDougall leads the fixed income team at GE Investments. Assets under management exceed $19 billion. His responsibilities include managing the S&S Long Term Interest Fund. Bob joined GE Investments in 1986 as Mutual Fund
Portfolio Manager, became Senior Vice President - Fixed Income in 1992 and was named to his present position in 1997. Previously he was with GE's Corporate Treasury Operation managing the Company's $2 billion portfolio of marketable securities and supporting the Treasurer in the areas of debt management and capital structure planning. Prior to that, Bob held various financial management positions since joining GE in 1973. He holds Bachelor's and Master's degrees in Business Administration from the University of Massachusetts.

Q. How did the S&S Long Term Interest Fund perform compared to its benchmarks in 1996?

A. The S&S Long Term Interest Fund had a total return of 4.2% in 1996, consisting of income of 6.9% offset partially by a 2.7% price decline. This compares with a 3.6% return for the Lehman Brothers Aggregate Bond Index and an average return of 2.6% for the 130 mutual funds included in our Lipper Intermediate Bond fund peer group.

Q.   What happened in the bond market during the past twelve months?

A. Entering 1996, interest rates were rather low with long Treasury bonds yielding just under 6%. Moderate economic growth and stable inflation had rallied the bond market in 1995. Despite an easing of monetary policy in January, interest rates rose in the first half reaching a high of 7.2% in June. Stronger economic activity renewed fears of inflation. During the summer months the market traded in a .40% range around 7% as the economic data gave conflicting signals and no clear trend emerged.

     The resolution of election uncertainties and signs of a slowdown rallied bonds in the fall with the yield on long Treasuries dropping to 6.35% in early December. As the year ended, however, rates were headed back up. Inflation remains under control but with low unemployment and little excess industrial capacity, investors are wary of any indications of above trend economic growth.

Q.   What was your strategy in 1996?

A. In anticipation of the Federal Reserve reducing rates we lengthened our average maturity early in the year which unfortunately hurt performance when rates rose. This prompted us to shorten to a market neutral duration position which we then held for the remainder of the year. Happily our sector allocation which was heavily overweight in mortgage backed securities and, to a lesser extent, corporate bonds boosted performance. Not only did these sectors provide more yield than U.S. Treasuries but favorable supply/demand technicals allowed them to also have better price performance.

Q.   What is your current market outlook?

A. As mentioned above the market is very sensitive to the perceived level of economic activity despite continued reports of mild inflation. As we enter 1997 the latest batch of statistics are foretelling higher growth which is pushing yields higher. In 1996 we saw that this market action had a self-correcting effect on the economy. We think that a similar pattern could emerge this year. With little to no price appreciation expected, we look to maintain our yield sector overweights and earn the coupon in 1997.

[PHOTO OF BOB MACDOUGALL]

                                                     S&S Long Term Interest Fund

              Comparison of Change in Value of a $10,000 Investment

--------------------------------------------------------------------------------
                        S&S Long Term        LB Aggregate
                        -------------        ------------
            '86           $10,000               $10,000
            '87            10,069                10,275
            '88            10,811                11,085
            '89            12,382                12,696
            '90            13,546                13,830
            '91            15,717                16,043
            '92            16,805                17,229
            '93            18,453                18,908
            '94            17,992                18,356
            '95            21,290                21,749
            '96            22,191                22,538
--------------------------------------------------------------------------------

                           AVERAGE ANNUAL TOTAL RETURN
                    for the periods ending December 31, 1996

                      One      Five       Ten
                     Year      Year      Year
                     ----      ----      ----

S&S Long Term        4.23%      7.14%    8.30%


LB Aggregate         3.63%      7.04%    8.47%

--------------------------------------------------------------------------------

INVESTMENT PROFILE

A Fund designed for investors who seek a high interest rate of return over a long-term period consistent with prudent management and preservation of capital. The Fund invests principally in obligations of the U.S. Government, corporate bonds, notes and other types of fixed income investments.

--------------------------------------------------------------------------------

                         *Lipper Performance Comparison

                         Based on 12/31/96 total returns
                          Intermediate Bond Peer Group

                                            One    Five     Ten
                                           Year    Year    Year
                                           ----    ----    ----

   Fund's rank in peer group:                 7       4       1

   Number of Funds in peer group:           130      40      11

   Peer group average total return:          2.6%    5.7%    7.3%

   Lipper categories in peer group:      Intermediate U.S. Government,
                                         Intermediate U.S. Treasury


*See notes to performance for explanation of peer categories.


                     Quality Ratings as of December 31, 1996
================================================================================
                                              Percent of
              Moody's Ratings +              Market Value
--------------------------------------------------------------------------------
              Aaa                               80.2%
              Aa                                 0.7%
              A                                  6.4%
              Baa                                7.1%
              Ba                                 5.0%
              B                                  0.1%
              NR                                 0.5%
--------------------------------------------------------------------------------
+ Moody's Investors Service, Inc. is a nationally recognized statistical rating organization.


See page 18 for Notes to Performance.
Past performance is no guarantee of future results.

             Schedule of Investments (dollars in thousands) -- December 31, 1996


S&S Long Term Interest Fund
--------------------------------------------------------------------------------
U.S. Treasuries              38.3%
Corporate Notes              21.4%
Mortgage Backed              36.3%
Cash & Other                  4.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Principal
                                  Amount         Value
--------------------------------------------------------------------------------
Bonds and Notes -- 99.7%
--------------------------------------------------------------------------------

U.S. Treasuries -- 38.3%
U.S. Treasury Bonds
6.75%      08/15/26              $119,881    $ 120,781(j)
8.125%     08/15/19                99,160      114,700(j)
11.25%     02/15/15                28,096       41,490(i)
12.00%     05/15/05                 7,315        9,933(j)

                                               286,904
U.S. Treasury Notes
5.625%     02/28/01                62,532       61,291(j)
5.875%     11/15/99                80,676       80,361(i)
5.875%     10/31/98                61,683       61,673(j)
6.00%      12/31/01                42,341       42,182
6.125%     08/31/98               208,310      209,220(j)
6.25%      10/31/01                25,219       25,243(i)
6.375%     09/30/01                23,370       23,509(j)
6.50%      10/15/06                38,102       38,311(i)
6.625%     07/31/01                36,890       37,478
6.625%     06/30/01                26,734       27,164(j)
6.75%      04/30/00                93,884       95,659(j)
7.75%      12/31/99                95,865      100,269(j)

                                               802,360
Total U.S. Treasuries
   (Cost $1,086,922)                         1,089,264

--------------------------------------------------------------------------------
                                 Principal
                                  Amount         Value
--------------------------------------------------------------------------------

Asset Backed -- 1.2%
Advanta Mortgage Loan Trust Corp.
6.30%      07/25/25                $4,691     $  4,551
Lehman FHA Title I Loan Trust
7.83%      09/25/17                 3,760        3,852
MBNA Master Credit Card Trust
5.53%      11/15/01                 8,027        8,024(e)
Provident Bank Home Equity Loan Trust
7.60%      10/25/12                 7,301        7,395
Standard Credit Card Master Trust
5.82%      05/07/00                 9,000        9,006(e)

Total Asset Backed
   (Cost $32,781)                               32,828

Corporate Notes -- 21.4%
Abbey National PLC
7.35%      10/29/49                 5,390        5,452
Amerco Inc.
7.10%      10/02/06                 2,960        3,033
Argentaria Capital Fund
6.375%     02/14/06                 6,730        6,372
Banco Nacional De Comercio Corp.
7.25%      02/02/04                 5,100        4,501
Barnett Capital Trust
7.95%      12/01/26                 3,870        3,829(b)
BCH Cayman Islands
8.25%      06/15/04                 5,800        6,125
Bell Telephone Co. - Canada
9.50%      10/15/10                14,270       17,214
Bell Telephone Co. - Pennsylvania
8.35%      12/15/30                 9,625       11,311
Camden Property Trust
7.00%      11/15/06                 3,880        3,764
Capital One Bank
6.43%      06/29/98                 4,000        4,003
Central Maine Power Co.
7.40%      06/02/98                 1,475        1,484
China International Trust & Investment Corp.
9.00%      10/15/06                11,640       12,856
China Light & Power Ltd.
7.50%      04/15/06                 4,900        4,941
Circus Circus Enterprises Inc.
6.70%      11/15/2096               7,145        7,027


----------
See Notes to Schedules of Investments and Financial Statements

                                  Schedule of Investments (dollars in thousands)

--------------------------------------------------------------------------------
                                 Principal
                                  Amount         Value
--------------------------------------------------------------------------------
Conseco Inc.
10.50%     12/15/04             $   4,000     $  4,721
Continental Cablevision Inc.
8.30%      05/15/06                 5,430        5,784
Delta Air Lines Inc.
7.79%      12/01/98                 9,000        9,186
Deutsche Bank Financial Inc.
6.70%      12/13/06                 9,100        8,930
Developers Diversified Realty Corp.
7.00%      03/05/01                 4,900        4,876
Dresser Industries Inc.
7.60%      08/15/2096               5,040        5,145
Enersis S.A.
7.40%      12/01/16                 3,160        3,066
Federated Department Stores Inc.
8.50%      06/15/03                 4,250        4,426
10.00%     02/15/01                 6,365        6,914
First Security Capital
8.41%      12/15/26                 3,867        3,953(b)
Ford Motor Credit Co.
5.75%      02/22/99                10,000       10,015(e)
Freeport Term Malta Ltd.
7.50%      03/29/09                 7,945        8,157(b)
Freeport-McMoran
   Resource Partners L.P.
7.00%      02/15/08                 4,100        3,911
General Motors Corp.
8.89%      08/18/03                 3,800        4,192
Guangdong International Trust
   & Investment Corp.
8.75%      10/24/16                 4,600        4,734
HSBC America Capital Trust
7.808%     12/15/26                 4,220        4,131(b)
HSBC Finance Nederland B.V.
7.40%      04/15/03                 4,450        4,534(b)
Hydro-Quebec
8.05%      07/07/24                 7,920        8,708
8.25%      04/15/26                 6,680        7,148
11.75%     02/01/12                 9,610       13,510
Israel Elec Corp. Ltd.
8.10%      12/15/2096              11,585       11,574(b)
ITT Corp. (new)
6.25%      11/15/00                 9,920        9,760
Joy Technologies Inc.
10.25%     09/01/03                 8,150        8,944
Korea Electric Power Corp.
7.75%      04/01/13                 6,435        6,637
Landeskreditbank Baden
7.875%     04/15/04                 7,650        8,150
Lehman Brothers Holdings Inc.
6.84%      09/25/98                 8,700        8,766
7.00%      05/24/00                11,000       11,050
Liberty Mutual Insurance Co.
8.20%      05/04/07                 6,075        6,451(b)
8.50%      05/15/25                 6,450        6,917(b)
Loewen Group International Inc.
7.50%      04/15/01                 5,600        5,620
Lumbermans Mutual Casualty Co.
9.15%      07/01/26                 4,700        5,103(b)
Mayne Nickless Ltd.
8.65%      04/15/02                 4,000        4,310(b)
Merrill Lynch & Co. Inc.
5.762%     05/19/98                36,105       36,193(e)
Metropolitan Life Insurance Co.
7.80%      11/01/25                 6,100        6,111(b)
Midland Bank PLC
6.95%      03/15/11                 5,200        5,017
Morgan Stanley Finance PLC
8.03%      02/28/17                 3,860        3,870
Morgan Stanley Group, Inc.
5.762%     03/01/99                17,700       17,742(e)
Multiva Mexico Trust Corp.
9.75%      06/09/97                 4,700        4,418(b)
National Bank Hungary
8.875%     11/01/13                 4,870        5,275
New York State Dormitory Authority Revenues
6.32%      04/01/99                 8,660        8,668
News America Holdings Inc.
8.15%      10/17/36                12,355       12,148
Niagara Mohawk Power Corp.
8.77%      01/01/18                 3,962        3,797
North Atlantic Energy Corp.
9.05%      06/01/02                13,022       13,106
Oryx Energy Co.
9.50%      11/01/99                 5,025        5,331
10.00%     06/15/99                 3,000        3,200
Oslo Seismic
8.28%      06/01/11                 6,180        6,424(b)


----------
See Notes to Schedules of Investments and Financial Statements

         S&S Long Term Interest Fund (dollars in thousands) -- December 31, 1996

--------------------------------------------------------------------------------
                                  Principal
                                   Amount        Value
--------------------------------------------------------------------------------
Paramount Communications Inc.
5.875%     07/15/00              $  3,200     $  3,091
Pennzoil Co.
10.625%    06/01/01                 6,450        6,985
Petroleos Mexicanos
7.75%      10/29/99                 7,565        7,537(b)
8.00%      07/01/98                 4,235        4,272(b)
Philip Morris Cos. Inc.
6.95%      06/01/06                 9,425        9,537
Provident Capital Trust
8.60%      12/01/26                 3,090        3,134(b)
PSI Energy Inc.
6.25%      12/15/98                 4,300        4,294
Reliance Industries Ltd.
10.375%    06/24/16                 4,615        4,983(b)
10.50%     08/06/46                 3,850        4,120(b)
Republic of Columbia
7.25%      02/15/03                 4,000        3,902
Republic of Poland
3.75%      10/27/14                 4,700        3,977
Riggs Capital Trust
8.625%     12/31/26                 3,860        3,896(b)
Southern Investments UK PLC
6.375%     11/15/01                 5,570        5,497
Taubman Realty Group L.P.
8.00%      06/15/99                10,450       10,675
TCI Communications Inc.
6.69%      03/31/06                 7,045        6,977
Tele-Communications Inc.
8.25%      01/15/03                 4,415        4,458
9.25%      04/15/02                 4,200        4,449
Thai Farmers Bank Ltd.
8.25%      08/21/16                 5,700        5,736(b)
Time Warner Entertainment Co. L.P.
10.15%     05/01/12                 6,875        8,246
Time Warner Inc.
7.95%      02/01/00                 8,200        8,468
Toledo Edison Co.
7.38%      03/31/00                10,750       10,537
Total Access Communication Public Co. Ltd.
7.625%     11/04/01                 3,855        3,870(b)
Union Electric Co.
7.69%      12/15/36                 3,850        3,795
United Air Lines Inc.
10.67%     05/01/04             $   3,040     $  3,595
United Co. Financial Corp.
7.00%      07/15/98                 3,600        3,618
Viacom Inc.
7.75%      06/01/05                14,575       14,352
Yale University Notes
7.375%     04/15/2096              12,065       12,241

Total Corporate Notes
   (Cost $602,314)                             608,777

Mortgage-Backed -- 36.3%
Federal Home Loan Mortgage Corp.
6.25%      11/01/12                   321          316
6.50%      11/01/03 - 04/01/11     18,594       18,342
6.75%      10/01/03 - 03/01/06        502          498
7.00%      02/01/09 - 05/01/10     11,772       11,821
7.25%      04/01/04                 1,478        1,496
7.50%      12/01/05 - 06/01/24      6,058        6,087
7.50%      06/01/23                22,575       22,695(j)
7.75%      05/01/08                   837          859
8.00%      12/01/00 - 05/01/09      3,999        4,118
8.00%      01/01/07 - 08/01/08     13,696       14,108(j)
8.25%      05/01/12                   644          662
8.50%      08/01/01 - 04/01/12      3,206        3,332
8.50%      06/01/06 - 01/01/08     11,862       12,366(j)
8.75%      08/01/05 - 11/01/09      6,099        6,368
9.00%      10/01/09 - 11/01/16      8,454        8,975

                                               112,043
Federal National Mortgage Assoc.
6.00%      08/01/08 - 07/01/09     26,397       25,625
6.50%      01/01/04 - 06/01/14     15,756       15,433
7.00%      07/01/23 - 12/01/26     34,625       33,872
7.00%      TBA                        434       425(c)
7.50%      11/01/22 - 04/01/24     31,616       31,734
8.50%      08/01/11 - 12/01/24      4,827        5,038
8.50%      07/01/17 - 06/01/22      1,567        1,638
9.00%      02/01/09 - 04/01/22     18,371       19,545
9.50%      09/01/21 - 06/01/22         97          106

                                               133,416
Government National Mortgage Assoc.
7.00%      04/15/23 - 12/15/23     44,635       43,889
7.50%      02/15/22 - 06/15/24    171,997      172,814

----------
See Notes to Schedules of Investments and Financial Statements

                                  Schedule of Investments (dollars in thousands)

--------------------------------------------------------------------------------
                                  Principal
                                   Amount        Value
--------------------------------------------------------------------------------
Government National Mortgage Assoc. (continued)

8.00%      08/15/18 - 12/15/23    $75,588    $  77,547
8.25%      05/15/08                   424          443
8.50%      10/15/17                21,932       23,252
9.00%      06/15/16 - 12/15/19     23,121       24,755
9.00%      TBA                      7,870        8,453(c)
9.50%      12/15/09                29,088       31,708

                                               382,861
Mid-State Trust
8.33%      04/01/30                63,022       66,410
Collateralized Mortgage Obligations
Aetna Commercial Mortgage Trust
6.422%     12/26/30                 3,490        3,492
American Housing Trust
14, 148%   01/25/21                     4        1,382(g)
Collateralized Mortgage Obligation Trust
6.52%      09/01/15                 5,549        4,657(d,f)
6.73%      11/01/18                 5,674        3,777(d,f)
CS First Boston Mortgage Securities Corp.
6.425%     08/20/30                 4,587        4,581
DLJ Mortgage Acceptance Corp.
6.65%      12/17/27                 6,160        6,170(b)
6.85%      12/17/27                13,877       13,847(b)
7.29%      11/12/21                 3,863        3,959(b)
8.72%      06/28/26                12,767       12,971(b)
Federal Home Loan Mortgage Corp.
7.00%      07/01/26                38,711       13,404(g,j)
7.50%      04/15/21                11,168       11,297
8.00%      04/15/20                 6,860        6,950
1009%      09/15/21                   113        4,059(g)
Federal National Mortgage Assoc.
6.965%     07/25/10                10,190       10,152
7.12%      09/25/23                14,690        9,365(d,f)
7.41%      03/25/21                11,665       11,971
8.00%      02/01/23                19,906        6,121(g)
8.50%      03/01/17 - 07/25/22     25,314        7,571(g)
Federal National Mortgage Assoc. REMIC
6.61%      08/25/23                15,404       11,370(d,f)
6.78%      09/25/22                11,974        9,560(d,f)
6.856%     06/17/11                 5,790        5,804
7.12%      09/25/23                 4,081        2,602(d,f)
7.14%      07/25/20                11,621        9,704(d,f)
10.88%     10/25/23                 7,741        5,941(d,f)
GMAC Commercial Mortgage Securities Inc.
6.79%      10/15/28                 5,591        5,591
LB Commercial Conduit Mortgage Trust
7.141%     08/25/04                 7,476        7,581
7.416%     10/25/26                10,231       10,452
Merrill Lynch Mortgage Investor's Inc.
7.113%     05/25/15                 9,983       10,120
7.252%     06/15/21                16,845       17,124
Morgan Stanley Capital Inc.
7.218%     10/15/10                 7,652        7,581(b)
Residential Resources Inc.
8.00%      10/01/18                 4,710        4,797
Salomon Brothers Mortgage Securities Inc.
8.125%     11/01/12                 4,587        4,686
Sawgrass Finance REMIC Trust
6.45%      01/20/06                11,550       11,481
Structured Asset Securities Corp.
1.331%     02/25/28                97,196        5,073(g)
8.495%     04/25/27                24,516       25,221
9.087%     09/25/31                22,872       23,880
Vornado Finance Corp.
6.36%      12/01/00                23,125       22,901(b)

                                               337,195
Total Mortgage-Backed
   (Cost $1,019,515)                         1,031,925

Foreign Denominated Notes -- 2.5%
Dutch Government
6.00%      01/15/06         NLG    23,239       13,770
Federal Republic of Germany
6.25%      04/26/06         DEM    19,805       13,303
Government of Canada
7.00%      12/01/06         CAD    20,900       15,919
Kingdom of Belgium
7.00%      05/15/06         BEL   411,400       14,004
Kingdom of Denmark
8.00%      03/15/06         DKK    74,145       13,845

Total Foreign Denominated Notes
   (Cost $70,230)                               70,841

Total Bonds and Notes
   (Cost $2,811,762)                         2,833,635

----------
See Notes to Schedules of Investments and Financial Statements

         S&S Long Term Interest Fund (dollars in thousands) -- December 31, 1996

--------------------------------------------------------------------------------
                                  Number of
                                   Shares        Value
--------------------------------------------------------------------------------

Preferred Stock -- 1.0%
--------------------------------------------------------------------------------
Appalachian Power Co.
   (Series A), 8.25%               37,025     $    930
Entergy Gulf States Inc., $1.75   286,715        7,190
Equity Residential Properties
   Trust, 9.125%                  188,950        4,865
Grand Metropolitan Delaware,
   9.42%                          154,000        4,312
National Rural Utilities Cooperative
   Finance Corp., 8.00%            55,537        1,382(a)
Security Capital Industrial
   Trust, 8.54%                   115,300        5,848(a)
Swire Pacific Offshore Financing
   Ltd., 9.33%                    160,000        4,178(b)

Total Preferred Stock
   (Cost $27,913)                               28,705

Total Investments in Securities
   (Cost $2,839,675)                         2,862,340

--------------------------------------------------------------------------------
                                  Principal
                                   Amount        Value
--------------------------------------------------------------------------------

Short Term Investments -- 4.3%
--------------------------------------------------------------------------------

Certificates of Deposits and Time Deposits -- 3.9%
Dresdner Bank AG
7.00%      02/01/97               $27,350       27,350
Prudential Funding Corp.
7.00%      02/01/97                43,610       43,602
San Paolo
7.25%      01/02/97                38,970       38,962
State Street Cayman Islands
6.25%      01/02/97                   500          500

                                               110,414

--------------------------------------------------------------------------------
                                  Principal
                                   Amount        Value
--------------------------------------------------------------------------------
Repurchase Agreement -- 0.4%
State Street Bank and Trust Co.
6.00%      01/02/97
   (Cost $12,140)                 $12,140   $   12,140
   (dated 12/31/96, proceeds
   $12,144, collateralized by
   $12,292 United States
   Treasury Note, 6.25%, 06/30/98)

Total Short Term Investments
   (Cost $122,554)                             122,554

Other Assets and Liabilities,
   net (5.0%)                                 (142,551)
                                            ----------

NET ASSETS --  100%                         $2,842,343
                                            ==========


Other Information
--------------------------------------------------------------------------------

The S&S Long Term Interest Fund had the following short Futures Contract open at December 31, 1996:

                                     Number
                   Expiration          of          Underlying       Unrealized
Description           Date          Contracts      Face Value          Gain
--------------------------------------------------------------------------------
U.S. Treasury      March 1997          367           $41,333           $229



----------
See Notes to Schedules of Investments and Financial Statements

                                   Schedule of Invetments (dollars in thousands)


FORWARD FOREIGN CURRENCY CONTRACTS
--------------------------------------------------------------------------------

At December 31, 1996, the outstanding forward foreign currency contracts, which contractually obligate the S&S Long Term Interest Fund to deliver currencies at a specified date, were as follows:

                                   U.S. $ Cost       U.S. $
Foreign Currency    Foreign      on Origination     Current        Unrealized
Sale Contracts     Currency           Date           Value        Appreciation
--------------------------------------------------------------------------------
BEL, expiring
  01/28/97         457,639           $14,683         $14,453        $  230
CAD, expiring
  01/28/97          21,509            15,965          15,737           228
DEM, expiring
  01/28/97          21,087            13,904          13,729           175
DKK, expiring
  01/28/97          85,085            14,641          14,465           176
NLG, expiring
  01/15/97           1,394               820             808            12
NLG, expiring
  01/28/97          23,471            13,827          13,619           208
                                     -------          ------        ------
                                     $73,840         $72,811        $1,029
                                     =======         =======        ======

----------
See Notes to Schedules of Investments and Financial Statements

                                                Notes to Performance (unaudited)

Total returns assume changes in share price and reinvestment of dividends and capital gains. Investment returns and net asset value on an investment will fluctuate and you may have a loss or gain when you sell your shares.

The Standard & Poor's Composite Index of 500 Stocks (S&P 500), and the Lehman Brothers Aggregate Bond Index (LB Aggregate), are unmanaged indices and do not reflect the actual cost of investing in the instruments that comprise each index. The S&P 500 Index is a composite of the prices of 500 widely held U.S. stocks recognized by investors to be representative of the stock market in general. The LB Aggregate Bond Index is a composite index of short-, medium-, and long-term bond performance and is widely recognized as a barometer of the bond market in general. The results shown for the foregoing indices assume reinvestment of net dividends or interest. Broad market index returns are calculated from the nearest month end to the Funds' inception date. The majority of the broad market returns are not available from the Funds' commencement of investment operations through December 31, 1996.

The peer universe of funds used in our peer ranking calculation is based on the blend of Lipper peer categories, as shown. This blend is the same as the category blend used by the Wall Street Journal. The actual number of funds and numerical rankings in the Lipper and Wall Street Journal universes could differ since the Wall Street Journal excludes certain funds which do not meet their net asset or shareholder publication thresholds. Lipper is an independent mutual fund rating service located in Summit, New Jersey.

The views expressed in this document reflect our judgment as of the publication date and are subject to change at any time without notice. The securities cited may not represent future holdings and should not be considered as a recommendation to purchase or sell a particular security. See the GE S&S Program Disclosure Statement for more complete descriptions of investment objectives, policies, risks and permissible investments.

                        Notes to Schedules of Investments (dollars in thousands)

(a)  Non-income producing security.

(b) Pursuant to Rule 144A of Securities Act of 1933, these securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 1996, these securities amounted to $7,994 and $185,067 or 0.3% and 6.5% of net assets for the S&S Program Mutual Fund and S&S Long Term Interest Fund, respectively.

(c) Settlement is on a delayed delivery or when-issued basis with final maturity to be announced (TBA) in the future.

(d)  Coupon amount represents effective yield.

(e) Floating rate coupon. The stated rate represents the rate at December 31, 1996.

(f) Principal only securities represent the right to receive the monthly principal payments on an underlying pool of mortgages. No payments of interest on the pool are passed through to the principal only holder.

(g) Interest only securities represent the right to receive the monthly interest payments on an underlying pool of mortgages. Payments of principal on the pool reduce the value of the interest only holding.

(h) Adjustable rate mortgage coupon. The stated rate represents the rate at December 31, 1996.

(i)  All or a portion of security out on loan.

(j) At December 31, 1996 all or a portion of this security was pledged to cover collateral requirements for futures, options and TBA's.

Abbreviations:

ADR       --  American Depositary Receipt
REMIC     --  Real Estate Mortgage Investment Conduit

Currency Terms:

BEL       --  Belgian Franc
CAD       --  Canadian Dollar
DEM       --  Deutsche Mark
DKK       --  Danish Krone
NLG       --  Netherland Guilder

                                                            FINANCIAL HIGHLIGHTS

Selected data based on a share outstanding during the year ended December 31:


S&S Program Mutual Fund                            1996           1995          1994           1993          1992
---------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year                 $41.19         $33.59        $37.01         $37.21        $37.97
Income (loss) from investment operations:
   Net investment income                             0.97           1.00          1.00           1.04          1.09
   Net realized and unrealized
      gains (losses) on investments                  8.63          11.33         (1.65)          3.23          2.00
---------------------------------------------------------------------------------------------------------------------------
Total income (loss) from
   investment operations                             9.60          12.33         (0.65)          4.27          3.09
---------------------------------------------------------------------------------------------------------------------------
Less distributions from:
   Net investment income                             0.96           1.00          1.00           1.04          1.09
   Net realized gains                                4.29           3.73          1.71           3.43          2.76
   Tax basis return of capital                       0.00           0.00          0.06           0.00          0.00
---------------------------------------------------------------------------------------------------------------------------
Total distributions                                  5.25           4.73          2.77           4.47          3.85
---------------------------------------------------------------------------------------------------------------------------

Net asset value, end of year                       $45.54         $41.19        $33.59         $37.01        $37.21
===========================================================================================================================


TOTAL RETURN(a)                                     23.05%         36.77%        (1.76%)        11.47%         8.14%


RATIOS / SUPPLEMENTAL DATA:
   Net assets, end of year
      (in thousands)                            $2,790,830     $2,314,537    $1,717,813     $1,805,194     $1,570,664
   Ratio of net investment income
      to average net assets                          2.10%          2.48%         2.70%          2.67%          2.91%
   Ratio of expenses to average net assets           0.12%          0.12%         0.13%          0.11%          0.11%
      Portfolio turnover rate                          36%            47%           33%            37%            40%
   Average brokerage commission(b)                 $0.072             N/A           N/A            N/A            N/A


----------
See Notes to Schedules of Investments and Financial Statements

Selected data based on a share outstanding during the year ended December 31:


S&S Long Term Interest Fund                         1996           1995          1994           1993          1992
---------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year                 $11.59         $10.52        $11.64         $11.82        $12.03
Income (loss) from investment operations:
   Net investment income                             0.77           0.80          0.74           0.77          0.89
   Net realized and unrealized
   gains (losses) on investments                    (0.31)          1.07         (1.03)          0.36         (0.10)
---------------------------------------------------------------------------------------------------------------------------
Total income (loss) from
   investment operations                             0.46           1.87         (0.29)          1.13          0.79
---------------------------------------------------------------------------------------------------------------------------

Less distributions from:
   Net investment income                             0.77           0.80          0.74           0.77          0.89
   Net realized gains                                0.00           0.00          0.09           0.54          0.11
---------------------------------------------------------------------------------------------------------------------------
Total distributions                                  0.77           0.80          0.83           1.31          1.00
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of year                       $11.28         $11.59        $10.52         $11.64        $11.82
===========================================================================================================================


TOTAL RETURN(a)                                      4.23%         18.34%        (2.50%)         9.80%         6.92%


RATIOS / SUPPLEMENTAL DATA:
   Net assets, end of year
   (in thousands)                               $2,842,343     $3,096,022    $2,806,433     $3,238,094    $3,053,167
   Ratio of net investment income
      to average net assets                          6.87%          7.18%         6.66%          6.36%         7.55%
   Ratio of expenses to
      average net assets                             0.13%          0.11%         0.11%          0.07%         0.07%
   Portfolio turnover rate                            194%           314%          219%           154%           45%


----------

Notes to Financial Highlights

(a)  Total  returns  are   historical   and  assume   changes  in  share  price,
     reinvestment of dividends and capital gains, and assume no sales charge.

(b) For the fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share for trades on which commissions are charged. Mark-ups, mark-downs, and spreads on shares traded on a principal basis are not included unless they are disclosed on confirmations prepared in accordance with rule 10b-10 under the 1934 Act.


----------

See Notes to Financial Statements

STATEMENTS OF ASSETS
AND LIABILITIES December 31, 1996 (Amounts in thousands)

                                                                         S&S PROGRAM            S&S LONG TERM
                                                                         MUTUAL FUND            INTEREST FUND
                                                                         -----------            -------------
ASSETS
   Investments in securities, at market
      (Cost $2,008,436 and $2,839,675, respectively)                      $ 2,752,116            $  2,862,340
   Short term investments (at amortized cost)                                  37,460                 122,554
   Cash                                                                           150                     108
   Foreign currency (Cost $475 and $0, respectively)                              474                       0
   Receivable for investments sold                                              3,389                  68,960
   Income receivables                                                           4,882                  37,815
   Receivable on forward foreign currency contracts                                 0                   1,029
   Variation margin receivable                                                      0                     459
---------------------------------------------------------------------------------------------------------------------
      Total assets                                                          2,798,471               3,093,265
---------------------------------------------------------------------------------------------------------------------
LIABILITIES
   Distributions payable to shareholders                                            0                   3,078
   Payable upon return of securities loaned                                         0                 190,774
   Payable for investments purchased                                            5,341                  50,846
   Payable for fund shares repurchased                                            423                   3,969
   Payable to GEIC                                                              1,877                   2,255
---------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                         7,641                 250,922
---------------------------------------------------------------------------------------------------------------------
NET ASSETS                                                                $ 2,790,830            $  2,842,343
=====================================================================================================================

NET ASSETS CONSIST OF:
   Capital paid in                                                          2,050,209               2,861,346
   Undistributed net investment income                                            897                   1,959
   Accumulated net realized loss                                               (3,951)                (44,862)
   Net unrealized appreciation/(depreciation) on:
      Investments                                                             743,680                  22,665
      Futures                                                                       0                     229
      Foreign currency transactions                                                (5)                  1,006
---------------------------------------------------------------------------------------------------------------------
NET ASSETS                                                                $ 2,790,830            $  2,842,343
=====================================================================================================================
Shares outstanding ($25.00 and $10.00 par value,
   respectively)                                                               61,277                 252,091
Net asset value, offering and redemption
   price per share                                                        $     45.54            $      11.28


----------
See Notes to Financial Statements

STATEMENTS OF OPERATIONS
For the year ended December 31, 1996 (Amounts in thousands)

                                                                         S&S PROGRAM            S&S LONG TERM
                                                                         MUTUAL FUND            INTEREST FUND
                                                                         -----------            -------------
INVESTMENT INCOME
   Income:
      Dividends                                                           $ 54,597                 $  1,083
      Interest                                                               2,809                  201,547
      Less: Foreign taxes withheld                                            (465)                     (18)
-------------------------------------------------------------------------------------------------------------------
   Total income                                                             56,941                  202,612
-------------------------------------------------------------------------------------------------------------------
   Expenses:
      Administrative expenses                                                1,756                    1,941
      Shareholder servicing agent expenses                                     453                      478
      Transfer agent fees                                                      320                      606
      Custody and accounting expenses                                          268                      390
      Professional fees                                                         71                       90
      Registration, filing, printing and
         miscellaneous expenses                                                 96                      127
-------------------------------------------------------------------------------------------------------------------
   Total expenses                                                            2,964                    3,632
-------------------------------------------------------------------------------------------------------------------
   Net investment income                                                    53,977                  198,980
===================================================================================================================

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
   Realized gain (loss) on:
      Investments                                                          241,661                   (7,714)
      Futures                                                                    0                   (8,471)
      Written options                                                            0                      106
      Foreign currency transactions                                            (67)                   3,746
   Increase (decrease) in unrealized appreciation/
      (depreciation) on:
      Investments                                                          236,645                  (72,461)
      Futures                                                                    0                   (1,925)
      Foreign currency transactions                                             (5)                     997
-------------------------------------------------------------------------------------------------------------------
   Net realized and unrealized gain (loss)
      on investments                                                       478,234                  (85,722)
-------------------------------------------------------------------------------------------------------------------
   Net increase in net assets resulting
      from operations                                                     $532,211                 $113,258
===================================================================================================================


----------
See Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

For the years ended December 31, 1996 and 1995 (Amounts in thousands)


                                                                       S&S PROGRAM                 S&S LONG TERM
                                                                       MUTUAL FUND                 INTEREST FUND

                                                                   1996          1995           1996         1995
---------------------------------------------------------------------------------------------------------------------------
INCREASE IN NET ASSETS
   Operations:
      Net investment income                                     $   53,977    $   50,909    $   198,980  $   214,297
      Net realized gain (loss) on investments,
         futures, written options and
         foreign currency transactions                             241,594       188,346        (12,333)      93,677
      Net increase (decrease) in unrealized
         appreciation/(depreciation)                               236,640       387,530        (73,389)     193,192
---------------------------------------------------------------------------------------------------------------------------

      Net increase from operations                                 532,211       626,785        113,258      501,166

   Distributions to unitholders from:
      Net investment income                                        (53,080)      (50,794)      (199,141)    (214,631)
      Net realized gains                                          (237,331)     (189,197)             0            0
---------------------------------------------------------------------------------------------------------------------------

   Total distributions                                            (290,411)     (239,991)      (199,141)    (214,631)

   Increase (decrease) in net assets from
      operations and distributions                                 241,800       386,794        (85,883)     286,535
---------------------------------------------------------------------------------------------------------------------------

   Share transactions:
      Proceeds from sale of shares                                 194,738       139,552        208,396      173,063
      Value of distributions reinvested                            268,219       221,934        188,128      206,902
      Cost of shares redeemed                                     (228,464)     (151,556)      (564,320)    (376,911)
---------------------------------------------------------------------------------------------------------------------------

   Net increase (decrease) from
      share transactions                                           234,493       209,930       (167,796)       3,054
---------------------------------------------------------------------------------------------------------------------------

   Total increase (decrease) in net assets                         476,293       596,724       (253,679)     289,589

NET ASSETS
   Beginning of year                                             2,314,537     1,717,813      3,096,022    2,806,433
---------------------------------------------------------------------------------------------------------------------------

   End of year                                                  $2,790,830    $2,314,537    $ 2,842,343  $ 3,096,022
===========================================================================================================================

Undistributed net investment
   income, end of year                                          $      897    $       67    $     1,959  $        61

CHANGES IN FUND SHARES
Shares sold                                                          4,338         3,396         18,569       15,429
Issued for distributions reinvested                                  5,778         5,404         16,794       18,554
Shares redeemed                                                     (5,029)       (3,745)       (50,311)     (33,615)
---------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in fund shares                               5,087         5,055        (14,948)         368
===========================================================================================================================


----------
See Notes to Financial Statements

                              Notes To Financial Statements -- December 31, 1996

1.   Organization of the Funds

The S&S Program Mutual Fund and S&S Long Term Interest Fund (the "Funds") are registered under the Investment Company Act of 1940 (as amended) ("the 1940 Act") as open-end management investment companies and are authorized to issue an unlimited number of shares. The Funds are two of the investment options offered under the GE Savings & Security Program ("Program"). The Program, through a trust, owns 54% of the S&S Program Mutual Fund and 71% of the S&S Long Term Interest Fund. The Funds operate as Employees' Securities Companies (as defined in the 1940 Act) and as such are exempt from certain provisions of the 1940 Act.

2.   Summary of Significant Accounting Policies

The following summarizes the significant accounting policies of the Funds:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Security Valuation and Transactions

Securities for which exchange quotations are readily available are valued at the last sale price, or if no sales occurred on that day, at the last quoted bid price. Certain fixed income securities are valued by a dealer or by a pricing service based upon a computerized matrix system, which considers market transactions and dealer supplied valuations.

Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are principally traded. Options that are written or purchased are valued using the mean between the last asked and bid prices. Forward foreign currency contracts are valued at the mean between the bid and the offered forward rates as last quoted by a recognized dealer.

Short term investments maturing within 60 days are valued at amortized cost or original cost plus accrued interest, each of which approximates fair value.

Portfolio positions which cannot be valued as set forth above are valued at fair value determined under procedures approved by the Trustees.

Transactions are accounted for as of the trade date. Cost is determined and gains and losses are based upon the specific identification method for both financial statement and federal tax purposes.

Foreign Currency

Accounting records of the Funds are maintained in U.S. dollars. Investment securities and other assets and liabilities and purchases and sales of investment securities denominated in a foreign currency are translated to U.S. dollars at the prevailing exchange rate on the respective dates of such transactions.

The Funds do not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in their market prices. Such fluctuations are included in net realized and unrealized gain or loss from investments. Reported net realized exchange gains or losses from foreign currency transactions represent sale of foreign currencies, currency gains or losses between the trade date and the settlement date on securities transactions, realized gains and losses on forward foreign currency contracts, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, other than investments in securities at fiscal year end, as a result of changes in exchange rates.

Income Taxes

It is each Fund's policy to comply with all sections of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and gains to its shareholders and, there-

                              Notes To Financial Statements -- December 31, 1996

fore, no provision for federal income tax has been made. Each Fund is treated as a separate taxpayer for federal income tax purposes. Capital loss carryovers are available to offset future realized capital gains. To the extent that these carryover losses are used to offset future capital gains, it is probable that the gains so offset will not be distributed to shareholders because they would be taxable as ordinary income. At December 31, 1996, the S&S Long Term Interest Fund had a capital loss carryover of $46,213,465 of which $28,180,824 expires December 31, 2002 and $18,032,641 expires December 31, 2004.

Investment Income

Corporate actions (including cash dividends) are recorded net of nonreclaimable tax withholdings on the ex-dividend date, except for certain foreign securities for which corporate actions are recorded as soon after ex-dividend date as such information is available. Interest income is recorded on the accrual basis. All discounts and premiums on taxable bonds are amortized to call or maturity date, whichever is shorter using the effective yield method.

Expenses

Expenses of the Funds which are directly identifiable to a specific Fund are allocated to that Fund. Expenses which are not readily identifiable to a specific Fund are allocated in such a manner as deemed equitable, taking into consideration the nature and type of expense and the relative sizes of the Funds. All expenses of the Funds are paid by the Investment Adviser and reimbursed by the Funds.

Distributions to Shareholders

The S&S Long Term Interest Fund declares investment income dividends daily and pays monthly. The S&S Program Mutual Fund declares and pays dividends of net investment income annually. Both Funds declare and pay net realized capital gain distributions annually. The character of income and gains to be distributed are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences include treatment of realized and unrealized gains and losses on forward foreign currency transactions, paydown gains and losses on mortgage-backed securities and losses on wash sale transactions. Reclassifications are made to the Funds' capital accounts to reflect income and gains available for distribution (or available capital loss carryovers) under income tax regulations. The calculation of net investment income per share in the Financial Highlights table excludes these adjustments.

When-Issued Securities

The Funds may purchase or sell securities on a when-issued or forward commitment basis. Payment and delivery may take place a month or more after the date of the transaction. The price of the underlying securities and the date when the securities will be delivered and paid for are fixed at the time the transaction is negotiated. This may increase the risk if the other party involved in the transaction fails to deliver and causes the Fund to subsequently invest at less advantageous yields. In connection with such purchases, the Fund is required to hold liquid assets as collateral with the Funds' custodian sufficient to cover the purchase price, unless they enter into an offsetting contract for the sale of equal securities and value.

Forward Foreign Currency Contracts

A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency.

                              Notes To Financial Statements -- December 31, 1996

Repurchase Agreements

The Funds' custodian takes possession of the collateral pledged for investments in repurchase agreements on behalf of the Funds. It is the policy of the Funds to value the underlying collateral daily on a mark-to-market basis to determine that the value, including accrued interest, is at least equal to the repurchase price. In the event of default of the obligation to repurchase, the Funds have the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation.

Futures and Options

The Funds may invest in futures contracts and purchase and write options. These investments involve, to varying degrees, elements of market risk and risks in excess of the amount recognized in the Statements of Assets and Liabilities. The face or contract amounts reflect the extent of the involvement the Funds have in the particular classes of instruments. Risks may be caused by an imperfect correlation between movements in the price of the instruments and the price of the underlying securities and interest rates. Risks also may arise if there is an illiquid secondary market for the instruments, or an inability of counterparties to perform. The Funds may invest in these instruments for the following reasons: to hedge against the effects of changes in value of portfolio securities due to anticipated changes in interest rates and/or market conditions, to equitize a cash position, for duration management, or when the transactions are economically appropriate to reduce the risk inherent in the management of the Fund involved.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily change in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the futures contract is closed. The Fund will realize a gain or loss upon the expiration or closing of the option transaction. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option, or the proceeds on the sale of the security for a purchased put or cost of the security for a call option are adjusted by the amount of premium received or paid.

Security Lending

The Funds may loan securities to well known and recognized U.S. and foreign brokers and banks and receive a lenders fee. These fees are included in interest income. The loans of securities will be collateralized by cash, letters of credit or U.S. Government securities. The collateral will be segregated and maintained at all times with the custodian and must be equal to the current value of the securities loaned. In the event the counterparty (borrower) does not meet its contracted obligation to return the securities, the Fund may be exposed to the risk of loss of reacquiring the loaned securities at prevailing market prices.

Other

There are certain additional risks involved when investing in foreign securities that are not inherent in domestic securities. These risks may involve foreign currency exchange rate fluctuations, adverse political and economic developments and the imposition of unfavorable foreign governmental laws and restrictions.

3.   Fees and Compensation Paid to Affiliates

Advisory and Administration Fees

During 1996 the Funds incurred expenses for the cost of services rendered by General Electric Company's wholly owned subsidiary, General Electric Investment Corporation ("GEIC"), as Investment Adviser and for services GEIC rendered as shareholder servicing agent. These expenses are included as administrative expenses and shareholder servicing agent fees in the Statements of Operations. The Trustees received no compensation as trustees for the Funds.

                              Notes To Financial Statements -- December 31, 1996

4.   Aggregate Unrealized Appreciation and Depreciation

     (Dollars in Thousands)

Aggregate gross unrealized appreciation/(depreciation) of investments for each Fund at December 31, 1996, were as follows:

                         Gross             Gross             Net
                      Unrealized        Unrealized       Unrealized
                     Appreciation      Depreciation     Appreciation
--------------------------------------------------------------------------------

S&S Program
   Mutual Fund        $ 754,040         $ 10,360         $ 743,680
S&S Long Term
   Interest Fund         35,047           12,382            22,665

The aggregate cost of each Fund's investments was substantially the same for book and federal income tax purposes at December 31, 1996.

5.   Options

     (Dollars in Thousands)

During the year ended December 31, 1996, the following option contracts were written:

                               S&S Long Term Interest Fund
--------------------------------------------------------------------------------
                                 Number
                              of Contracts        Premium
--------------------------------------------------------------------------------

Balance as of
   December 31, 1995                   0        $      0
Written                              109             106
Closed and Expired                  (109)           (106)
Exercised                              0               0
                                 -------         -------
Balance as of
   December 31, 1996                   0        $      0
                                 =======         =======

6.   Investment Transactions
     (Dollars in Thousands)

The cost of purchases and the proceeds from sales of investments, other than U.S. Government securities, short term securities and options, for the year ended December 31, 1996, were:

                                 Purchases           Sales
--------------------------------------------------------------------------------

S&S Program
   Mutual Fund                $   894,130        $   895,190
S&S Long Term
   Interest Fund                1,318,807          1,261,589

The cost of purchases and the proceeds from sales of long term U.S. Government securities for the year ended December 31, 1996, were:

                                 Purchases           Sales
--------------------------------------------------------------------------------

S&S Program
   Mutual Fund                $    11,813        $     6,139
S&S Long Term
   Interest Fund                4,700,580          4,701,720


7.   Security Lending

At December 31, 1996, the S&S Long Term Interest Fund loaned securities having a value, including accrued interest, of approximately $187,515,260 and received $198,984,002 in cash and letters of credit as collateral for the loans. Cash collateral received is invested in high grade liquid debt obligations and short term investments at December 31, 1996.

                                                    Independent Auditors' Report

[LOGO]

To the Board of Trustees and Shareholders of the GE S&S Mutual Funds:

We have audited the accompanying statements of assets and liabilities of the GE S&S Program Mutual Fund and GE S&S Long Term Interest Fund, including the schedules of investments, as of December 31, 1996, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of GE S&S Program Mutual Fund and GE S&S Long Term Interest Fund as of December 31, 1996, the results of their operations for the year then ended, the changes in their net assets for each of the years in the two-year period then ended, and their financial highlights for each of the years in the five-year period then ended, in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP



New York, New York
February 11, 1997

GE S&S Program Supplementary Information -- Introduction

The following information is provided for participants in the GE Savings & Security Program and supplements the description of the Program as it appears in the GE Employee Benefits Summary Plan Description booklet, as amended (GE Benefits Handbook).

The Schedules of Investments for the S&S Short Term Interest Fund and S&SMoney Market Fund have been included as an additional feature.

Following the Schedules of Investments are two tables designed to illustrate the relative market value of investments offered under the Program. Performance data information is based upon historical earnings and is not intended to indicate future performance. The notes are an integral part of these tables.

The Supplemental Information and Schedules of Investments have not been audited.

Schedule of Investments (dollars in thousands) -- December 31, 1996
(unaudited)

S&S SHORT TERM INTEREST FUND

--------------------------------------------------------------------------------
                                  Principal
                                   Amount       Value
--------------------------------------------------------------------------------
Bonds and Notes -- 96.3%
--------------------------------------------------------------------------------

U.S. Treasuries -- 36.0%
U.S. Treasury Notes
5.125%     02/28/98            $   51,095    $  50,767(j)
5.50%      02/28/99                73,789       73,166(j)
5.875%     11/15/99                 8,775        8,741
6.00%      08/15/99                31,360       31,355(j)
6.125%     03/31/98 - 08/31/98    139,442      140,078(j)

Total U.S. Treasuries
   (Cost $304,253)                             304,107


Asset Backed -- 11.6%
Advanta Mortgage Loan Trust Corp.
6.30%      07/25/25                 4,473        4,341
Chase Manhattan Auto Owner Trust
5.95%      11/15/00                14,950       14,894
CIT RV Owner Trust
5.40%      12/15/11                 1,284        1,266
Discover Card Master Trust
5.40%      11/16/01                 5,000        4,944
First Deposit Master Trust
6.05%      08/15/02                10,500       10,513
Fleetwood Credit Grantor Trust
6.00%      01/15/08                 5,887        5,859
6.75%      10/17/11                 6,575        6,614
6.90%      03/15/12                 1,895        1,913
Ford Credit Auto Owner Trust
6.50%      11/15/99                16,190       16,301
HFC Home Equity Loan
4.65%      12/20/08                 2,957        2,915
Lehman FHA Title I Loan Trust
7.30%      05/25/17                 3,131        3,157
Premier Auto Trust
6.50%      03/06/00                 4,000        4,027
Standard Credit Card Master Trust
4.65%      03/07/99                12,400       12,388
The Money Store Home Equity Trust
5.675%     02/15/09                 8,783        8,459

Total Asset Backed
   (Cost $97,845)                               97,591


Corporate Notes -- 22.2%
A T & T Capital Corp.
7.59%      01/31/97                10,000       10,014
AMR Corp.
7.75%      12/01/97                 5,000        5,066
Arkla Inc.
8.74%      05/14/98                 4,750        4,893
8.875%     07/15/99                 4,150        4,374
Blockbuster Entertainment Corp.
6.625%     02/15/98                 8,555        8,555
Chase Manhattan Corp. New
7.50%      12/01/97                 8,000        8,100
Digital Equipment Corp.
7.00%      11/15/97                 2,000        2,001
Electronic Data Systems Corp.
6.85%      05/15/00                 3,000        3,038(b)
First USA Bank
6.125%     10/30/97                 8,000        8,013
GMAC Pass-Through Trust
6.375%     09/30/98                16,500       16,528(b)
Great Atlantic & Pacific Tea Inc.
9.125%     01/15/98                 9,750       10,001
Great Northern Nekoosa Corp.
9.125%     02/01/98                 4,300        4,427
Henderson Land Finance
6.00%      12/08/98                 5,000        4,931
Korea Development Bank
5.875%     12/01/98                 6,100        6,067
Lehman Brothers Holdings Inc.
6.84%      09/25/98                 4,250        4,282
6.875%     06/08/98                 2,000        2,018
Manitoba Province of Canada
6.125%     05/28/98                 8,875        8,895
Mexico United Mexican States
11.25%     07/21/97                 8,000        8,223(b)
New York State Dormitory Authority Revenues
6.32%      04/01/99                 2,575        2,577

----------
See Notes to Schedules of Investments

S&S Short Term Interest Fund (dollars in thousands) -- December 31, 1996

--------------------------------------------------------------------------------
                                  Principal
                                   Amount       Value
--------------------------------------------------------------------------------
New York Taxable General Obligation
6.10%      02/01/98             $   4,000     $  3,998
News America Holdings Inc.
9.125%     10/15/99                 3,890        4,151
Oryx Energy Co.
9.50%      11/01/99                 4,000        4,243
Pennzoil Co.
10.625%    06/01/01                 6,700        7,255
Petroleos Mexicanos
7.75%      10/29/99                 4,125        4,110(b)
PSI Energy Inc.
6.25%      12/15/98                 5,000        4,993
Republic of Columbia
8.75%      10/06/99                 3,950        4,128
Salomon Inc.
6.70%      12/01/98                 5,925        5,947
Southern California Edison Co.
6.125%     07/15/97                 5,000        5,009
Tele-Communications Inc.
7.13%      02/02/98                 7,300        7,364
9.875%     04/01/98                 5,000        5,195
Time Warner Inc.
7.45%      02/01/98                 6,000        6,066
United Co. Financial Corp.
7.00%      07/15/98                 3,450        3,467

Total Corporate Notes
   (Cost $187,048)                             187,929


Mortgage-Backed -- 26.5%
Federal Home Loan Mortgage Corp.
6.00%      12/01/08                 2,218        2,170
7.50%      11/01/08                 3,258        3,282
8.00%      08/01/03                25,975       26,722

                                                32,174

--------------------------------------------------------------------------------
                                  Principal
                                   Amount       Value
--------------------------------------------------------------------------------
Federal National Mortgage Assoc.
6.00%      05/01/01             $     871     $    856
7.151%     07/01/22                 2,465        2,500(h)
7.191%     05/01/21                 2,586        2,699(h)
8.159%     12/01/27                 2,799        2,873(h)
8.394%     12/01/17                 1,152        1,195(h)
8.885%     10/01/21                 1,131        1,163(h)
9.00%      08/01/10                25,710       27,212

                                                38,498
Government National Mortgage Assoc.
7.125%     05/20/22 - 06/20/24     10,939       11,172(h)
7.25%      09/20/18 - 08/20/22     11,275       11,523(h)

                                                22,695
Collateralized Mortgage Obligations
CS First Boston Mortgage Securities Corp.
6.425%     08/20/30                 1,427        1,425
Federal Home Loan Mortgage Corp. REMIC
543.498%   09/15/05                    24          253(g)
1002%      07/15/06                    47          922(g)
Federal National Mortgage Assoc.
6.521%     09/17/04                18,583       18,589
7.373%     08/17/03                22,249       22,813
Federal National Mortgage Assoc. REMIC
6.38%      11/25/06                 6,008        5,468(d,f)
Merrill Lynch Mortgage Investor's Inc.
7.218%     06/15/21                 2,531        2,573
Salomon Brothers Mortgage Securities Inc.
6.469%     01/20/28                29,754       29,652
8.125%     11/01/12                 1,198        1,224
Structured Asset Securities Corp.
6.75%      06/25/30                15,733       15,748(b)
7.75%      02/25/28                17,368       17,618
9.087%     09/25/31                13,709       14,313

                                               130,598
Total Mortgage-Backed
   (Cost $224,152)                             223,965

Total Investments in Securities
   (Cost $813,298)                             813,592

----------
See Notes to Schedules of Investments

Schedule of Investments (dollars in thousands)
(unaudited)

--------------------------------------------------------------------------------
                                  Principal
                                   Amount       Value
--------------------------------------------------------------------------------

Short Term Investments -- 3.6%
--------------------------------------------------------------------------------

U.S. Government Agencies and
Certificates of Deposits -- 3.6%
Federal Home Loan Mortgage Corp.
5.70%      01/02/97             $  21,420    $  21,417
San Paolo
7.25%      01/02/97                 9,000        8,998

Total Short Term Investments
   (Cost $30,415)                               30,415

Other Assets and Liabilities,
   net 0.1%                                        558
                                            ----------

NET ASSETS --  100%                         $  844,565
                                            ==========



----------
See Notes to Schedules of Investments

Schedule of Investments (dollars in thousands) -- December 31, 1996
(unaudited)

S&S MONEY MARKET FUND

--------------------------------------------------------------------------------
                                 Principal      Amortized
                                   Amount         Cost
--------------------------------------------------------------------------------
Short Term Investments -- 102.3%
--------------------------------------------------------------------------------
U.S. Governments(d) -- 41.3%
Federal Home Loan Bank
5.19%      03/05/97             $   7,110     $  7,045
5.22%      01/09/97                26,970       26,939
5.24%      01/03/97                 7,580        7,578
5.27%      01/16/97                22,300       22,252
5.49%      03/06/97                30,500       30,202

                                                94,016
Federal Home Loan Mortgage Corp.
5.19%      03/07/97                 7,730        7,658
5.22%      01/02/97 - 06/13/97     36,500       36,307
5.24%      02/10/97                25,680       25,530
5.70%      01/02/97                11,250       11,248

                                                80,743
Federal National Mortgage Assoc.
5.21%      05/12/97                32,630       32,012
5.23%      02/18/97 - 02/26/97     47,210       46,865
5.25%      01/16/97                 5,090        5,079
5.27%      01/03/97                31,770       31,760

                                               115,716
Total U.S. Governments
   (Cost $290,475)                             290,475

Commercial Paper (d) -- 30.6%
Abbey National PLC
5.27%      02/18/97                36,530       36,273
Chase Manhattan Corp.
5.30%      01/15/97                33,910       33,840
First Union Corp.
5.29%      02/19/97                32,250       32,018
Merrill Lynch & Co. Inc.
5.30%      02/14/97                38,920       38,668
Morgan (J.P.) & Co. Inc.
5.30%      01/16/97                32,140       32,069
Norwest Corp.
5.30%      01/17/97                32,470       32,394
UBS Finance Delaware Inc.
6.20%      01/02/97                10,000        9,998

Total Commercial Paper
   (Cost $215,260)                             215,260

Certificate of Deposits -- 30.4%
Algemene Bank Nederland N.V.
5.38%      01/17/97                35,490       35,490
Bank of Nova Scotia
5.51%      01/06/97                31,500       31,500
Bayerische Hypotheken Bank
5.35%      02/21/97                32,640       32,640
Credit Suisse
5.36%      02/11/97                 7,000        7,000
Dresdner Bank AG
5.36%      02/11/97                36,200       36,200
Royal Bank of Canada
5.35%      03/13/97                 6,430        6,430
Societe Generale
5.50%      01/02/97                33,200       33,200
Toronto Dominion Bank
5.385%     02/03/97                31,500       31,500

Total Certificate of Deposits
   (Cost $213,960)                             213,960

Total Short Term Investments
   (Cost $719,695)                             719,695



Other Assets and Liabilities,
   net (2.3%)                                 (16,062)
                                              --------

NET ASSETS --  100%                           $703,633
                                              ========

----------
See Notes to Schedules of Investments

GE S&S Program Supplemental Information
(unaudited)

Investment at $100 per Month

The first table illustrates the cumulative value at each year end of an assumed investment in the amount of $100 per month. The table covers an investment beginning January 1, 1994, in U.S. Savings Bonds ("Bonds"), GE Common Stock ("Stock"), S&S Program Mutual Fund ("Mutual Fund"), S&S Short Term Interest Fund ("ST Fund"), S&S Long Term Interest Fund("LT Fund"), and S&S Money Market Fund ("MM Fund").

                    VALUE OF INVESTMENT OF $100 PER MONTH (a)
                      Investment Beginning January 1, 1994

                                             Bonds                         Stock                     Mutual Fund
                                  -------------------------    -------------------------    --------------------------
                    Cumulative                   Redemption                 Market Value                         Value
                        Amount                        Value                    Including                     Including
At Year               Invested    Cumulative      Including     Cumulative    Reinvested     Cumulative    Reinvested
Ended                  In Each       Accrued        Accrued     Reinvested     Dividends     Reinvested  Distributions
Dec. 31                  Media      Interest       Interest      Dividends        (b)(c)  Distributions         (b)(d)
---------------------------------------------------------------------------------------------------------------------------

1994                    $1,200        $   22         $1,222         $   13        $1,251          $  83         $1,195
1995                     2,400            93          2,493             67         3,296            383          2,996
1996                     3,600           227          3,827            162         6,034            893          5,037



                                            ST Fund                       LT Fund                     MM Fund
                                  -------------------------    --------------------------    --------------------------
                    Cumulative                        Value                         Value
                        Amount                    Including     Cumulative      Including                         Value
At Year               Invested    Cumulative     Reinvested     Reinvested     Reinvested     Cumulative      Including
Ended                  In Each       Accrued       Interest  Distributions  Distributions        Accrued     Reinvested
Dec. 31                  Media      Interest        (b) (d)        (b) (d)        (b) (d)       Interest       Interest
---------------------------------------------------------------------------------------------------------------------------

1994                    $1,200        $   39         $1,216         $   52        $1,221         $   31         $1,231
1995                     2,400           166          2,608            195         2,720            145          2,545
1996                     3,600           373          3,997            426         4,089            323          3,923


Notes:

(a) The Program provides for Proportionate Company Payments in addition to Employee Contributions. The amounts shown are simply for illustrative purposes and do not reflect any such Proportionate Company Payments.

(b) Cumulative values include the year-end market value of Stock and the share price of Mutual Fund, ST Fund, and LT Fund Shares purchased through the reinvestment of income and dividends, as the case may be. Capital gains distributions of $1.71, $3.73, and $4.29 per unit were paid on Mutual Fund Shares in 1994, 1995, and 1996, respectively, and capital gain distributions of $0.09, $0.00, and $0.00 per share were paid on LT Fund Shares in 1994, 1995, and 1996, respectively.

(c) The market value of Stock is based on the closing price as of year end, as reported by the Consolidated Tape of New York Stock Exchange listed shares.

(d) The value of Mutual Fund, ST Fund, and LT Fund Shares is based on the Share Price as of year end. Share Price, which is equal to the net asset value per share, is determined in accordance with Section III of the Rules of the Funds.

GE S&S Program Supplemental Information
(unaudited)

$1,000 Investment

This table illustrates the value at year end of an assumed investment of $1,000 made on January 1, 1994 in Bonds, Stock, Mutual Fund, ST Fund, LT Fund, and MM Fund.

                          VALUE OF INVESTMENT OF $1,000
                       Investment Made on January 1, 1994

                                             Bonds                       Stock                     Mutual Fund
                                  -------------------------    -------------------------    --------------------------
                                                 Redemption                 Market Value                         Value
                                                      Value                    Including                     Including
At Year                           Cumulative      Including     Cumulative    Reinvested     Cumulative     Reinvested
Ended                                Accrued        Accrued     Reinvested     Dividends     Reinvested  Distributions
Dec. 31                             Interest       Interest      Dividends        (b)(c)  Distributions         (b)(d)
---------------------------------------------------------------------------------------------------------------------------

1994                                   $  41         $1,041          $  28        $1,001          $  75         $  982
1995                                      83          1,083             60         1,452            213          1,344
1996                                     126          1,126             98         2,036            384          1,653
---------------------------------------------------------------------------------------------------------------------------

                                            ST Fund                      LT Fund                       MM Fund
                                  -------------------------    -------------------------    --------------------------
                                                      Value                        Value                    Redemption
                                                  Including                    Including                         Value
At Year                           Cumulative     Reinvested     Cumulative    Reinvested     Cumulative      Including
Ended                                Accrued       Interest     Reinvested Distributions        Accrued     Reinvested
Dec. 31                             Interest         (b)(d)  Distributions        (b)(d)       Interest       Interest
---------------------------------------------------------------------------------------------------------------------------

1994                                   $  57         $1,016          $  74        $  974          $  43         $1,043
1995                                     127          1,128            150         1,154            107          1,107
1996                                     199          1,191            229         1,202            169          1,169
---------------------------------------------------------------------------------------------------------------------------

              GE S&S Program Mutual Fund and S&S Long Term Interest
             Fund Operating Expenses (as a percentage of average net
                  assets) for the year ended December 31, 1996:

                                                Mutual Fund        LT Fund
--------------------------------------------------------------------------------

          Management Expenses                          .07%           .07%
          Other Expenses                               .05%           .06%
                                                    -------        -------
          Total Fund Operating Expenses                .12%           .13%
                                                    =======        =======

     The following expenses would be paid on a $1,000 investment assuming 5% annual return:

                        1 Year         3 Years        5 Years        10 Years
--------------------------------------------------------------------------------

Mutual Fund                 $1              $4             $7          $15
LT Fund                      1               4              7           17

The purpose of this table is to assist the investor in understanding the expenses that an investor in the Fund will bear indirectly. This example should not be considered a representation of past or future expenses. Actual expenses may be greater or lesser than those shown.

GE S&S Program Disclosure Statement

                             GE SAVINGS AND SECURITY
                                     PROGRAM

The GE Savings  and  Security  Program  (the  "S&SP") is designed to comply with
Section 404(c) of the Employee Retirement Income Security Act, which sets forth certain rights and responsibilities for fiduciaries. In the S&SP, you -- not the Company, the Trustees or anyone else -- control your own investments. You have a diverse choice of investment options and the ability to make frequent changes, depending on your personal savings strategy. As a result, the fiduciaries of the S&SP will not be liable for losses occurring to your account because of your investment control.

   This document sets forth information about the investment alternatives available to participants of the S&SP and is being provided to assist them in making informed investment decisions. This document is intended to constitute part of the information required to be provided to participants by Section 404(c) of the Employee Retirement Income Security Act and Title 29 of the Code of Federal Regulations Section 2550.404c-1. For a description of certain information available to participants of the S&SP, see "Additional Information" below. The term "participants" when used herein refers to participants and/or beneficiaries of the S&SP, as the case may be.

   The S&SP provides employees of General Electric Company (the "Company") and its participating affiliates an opportunity for convenient, regular and substantial personal savings. Subject to certain restrictions more fully described in the GE Benefits Handbook, the S&SP enables employees to invest their savings in one or more of the following investment media:

a.   Common Stock of the Company ("Stock");

b.   GE S&S Program Mutual Fund (the "Mutual Fund");

c.   GE S&S Short Term Interest Fund (the "ST Fund");

d.   GE S&S Long Term Interest Fund (the "LT Fund");

e. GE S&S Money Market Fund (the "MM Fund" and, collectively with the Mutual Fund, the ST Fund, and the LT Fund, the "Funds");

f.   United States Savings Bonds ("Bonds"); and

g.   Life Insurance.


                            DESCRIPTION OF INVESTMENT
                                  ALTERNATIVES

I.  Bonds

     The Bonds in which participants may invest are Series "EE" Savings Bonds issued by the U.S. Treasury. Such purchase may be made only from the participant's after-tax savings. The option to purchase Bonds under the S&SP is subject to numerous restrictions which are more fully described in the GE Benefits Handbook.

II.  Stock

     The participants may invest in shares of Stock. The Stock held in a participant's account will increase or decrease in value depending on how well the Stock performs in the stock market. Participants should be aware that an investment in stock of any company, including the Stock, may be subject to greater market volatility than investing in a diversified portfolio of securities. There are no restrictions on the exercise of voting, tender or similar rights appurtenant to a participant's investment in Stock. The option to purchase Stock under the S&SP is more fully described in the GE Benefits Handbook.

     It is the policy of the Trustees of the S&SP that information relating to participant transactions and voting with respect to Stock in the S&SP shall be maintained in confidence. While participants may easily access information relating to their own accounts, third party access to participant information is restricted through the use of PIN numbers. In addition, those individuals whose jobs require them to have access to S&SP records are instructed concerning the confidential nature of this information. The Trustees

                                             GE S&S Program Disclosure Statement

of the S&SP (c/o General Electric Investment Corporation, 3003 Summer Street, Stamford, CT 06905 (203-326-2300)) are responsible for monitoring compliance with the procedures established to provide for the confidentiality of this information.

   Resale of Shares Acquired Pursuant to the Plan.

     Officers of the Company may reoffer or resell Stock acquired pursuant to the S&SP only in connection with a separate registration statement which has been declared effective under the Securities Act of 1933, as amended (the "1933 Act"), an amendment to the current Registration Statement on Form S-8 of the S&SP, or pursuant to an available exemption under the 1933 Act, including the exemption provided by Rule 144 or any successor provisions thereunder (hereinafter referred to as "Rule 144"), subject to certain limitations set forth in Rule 144 but without regard to the two-year holding period provided for under Rule 144. Officers of the Company who acquire Stock pursuant to the S&SP should consult with their assigned counsel to ascertain whether or not their position within the Company requires compliance with the resale restrictions described above.

III.  Life Insurance

     Any participant may elect to apply 1% or 1/2% of his or her earnings to the purchase of life insurance. Such purchase shall be from the participant's after-tax savings. The option to purchase life insurance under the S&SP and the benefits payable thereunder are more fully described in the GE Benefits Handbook.

IV.  Investments in the Funds

A.  Investment Objectives and Policies

     1. GE S&S Program Mutual Fund

     The moneys received by the Mutual Fund will be invested principally in common stock and in securities convertible into common stock. Purchases will be made principally on the basis of opportunities for long-term growth of capital and income. The Mutual Fund may keep a portion of its assets in cash or invest the same in short-term obligations, including repurchase agreements. Investments may also be made in preferred stocks and in debt securities when such investments appear consistent with the long-term objectives of the Mutual Fund. Securities may be sold without regard to the length of time they have been held; however, they will not be purchased for trading purposes.

     Although the Mutual Fund is expected to invest primarily in securities issued by U.S. companies, the Mutual Fund may also invest in foreign securities, including securities of foreign issuers in the form of depositary receipts. Additional instruments in which the Mutual Fund may invest include, but are not limited to, securities rated lower than investment grade, non-publicly traded securities, illiquid securities and securities that are not registered under the the 1933 Act, but that can be sold to "qualified institutional buyers" in accordance with Rule 144A ("Rule 144A Securities"). In addition, the Mutual Fund may engage in certain investment techniques and strategies, which may include entering into securities transactions on a when-issued or delayed-delivery basis. These instruments, investment techniques and strategies have risks and special considerations associated with them that are described below under "Risk Factors and Special Considerations."

     2. GE S&S Short Term Interest Fund

     The moneys received by the ST Fund will be invested in debt obligations of the U.S. Government and its instrumentalities, banks and corporations, and contracts with insurance companies. Investments will be made principally with the objective of preserving principal and achieving a market-related interest rate of return. Nevertheless, the ST Fund may keep a portion of its assets in cash or invest the same in appropriate short-term obligations or in intermediate-term obligations when such investments appear consistent with the objective of the ST Fund. Securities may be sold without regard to the length of time held; however, they will not be purchased for trading purposes.

                                             GE S&S Program Disclosure Statement

     3. GE S&S Long Term Interest Fund

     The LT Fund portfolio will be invested with the objective of achieving a high interest rate of return over a long-term period consistent with a degree of risk determined by the Trustees of the LT Fund to be acceptable for the LT Fund from time to time in their absolute discretion and consistent with prudent investment management and preservation of capital. The moneys received by the LT Fund will be invested in debt securities consisting of corporate bonds and debentures acquired in the public market or in private transactions, real estate sale-leasebacks and real estate mortgages secured by net credit leases, obligations of the U.S. Government and its instrumentalities, contracts with insurance companies, preferred stock and other types of fixed income investments. In order to meet the requirements of the LT Fund, the LT Fund may keep a portion of its assets in cash or in appropriate short-term or intermediate-term obligations. The LT Fund may participate in any available futures market with respect to the above investments in order to reduce uncertainties associated with interest rate fluctuations to the extent such participation is permitted by law and consistent with the objectives of the LT Fund. The Trustees of the LT Fund shall comply with the limitations on gross income and the requirements with respect to the categories and diversification of LT Fund assets as are applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended, and shall comply with the requirements applicable to registered investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"), unless expressly excepted therefrom. Any requirements with respect to categories and diversification shall be determined by reference to the market value of the LT Fund at the time of acquisition of the proposed investments. The LT Fund portfolio will be diversified.

     Additional instruments in which the LT Fund may invest include, but are not limited to, obligations issued by foreign companies or foreign governments or their agencies or instrumentalities, securities rated lower than investment grade, non-publicly traded securities, repurchase agreements, illiquid securities, Rule 144A Securities, securities of supranational agencies, zero coupon obligations, floating and variable rate instruments, mortgage related securities, adjustable rate mortgage ARMs, CMOs, government stripped mortgage related securities, asset-backed and receivable-backed securities.

     The LT Fund may also invest in indexed securities, the value of which is linked to currencies, interest rates, commodities, indexes or other financial indicators. In addition, the LT Fund may engage in certain investment techniques and strategies, which may include purchasing and writing put and call options on securities, purchasing put and call options on securities indexes, entering into interest rate, financial and bond index futures contracts or related options that are traded on a U.S. or foreign exchange or board of trade or in the over-the-counter market, engaging in forward currency transactions, purchasing and writing put and call options on foreign currencies, entering into securities transactions on a when-issued or delayed-delivery basis, entering into mortgage dollar rolls and lending portfolio securities. These other instruments, investment techniques and strategies have risks and special considerations associated with them that are described below under "Risk Factors and Special Considerations."

     4. GE S&S Money Market Fund

     The investment objective of the MM Fund is to seek as high a level of current income as is consistent with the preservation of capital and liquidity within the standards prescribed by the Trustees of General Electric Savings & Security Trust. The moneys received by the MM Fund will be invested in money market instruments and in other debt securities maturing in one year or less. Such instruments may include debt obligations of the U.S. Government and its instrumentalities, debt obligations of banks, savings and loan associations and corporations, and investments in other money market funds. Such instruments may also include commercial paper and notes, including those with floating or variable rates of interest, debt obligations of foreign branches of foreign banks, debt obligations issued or guaranteed

                                             GE S&S Program Disclosure Statement

by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities, including obligations of supranational entities, debt securities issued by foreign issuers, and repurchase agreements. Nevertheless, the Fund may keep a portion of its assets in cash. The MM Fund may participate in any available futures market with respect to the above investments in order to reduce uncertainties associated with interest rate fluctuations to the extent such participation is permitted by law and consistent with the objectives of the MM Fund.

     The MM Fund, in addition to investing as described above, may hold Rule 144A Securities. In addition, the MM Fund may engage in certain investment techniques and strategies, which may include entering into reverse repurchase agreements, entering into securities transactions on a when-issued or delayed-delivery basis and lending portfolio securities. These other instruments, investment techniques and strategies have risks and special considerations associated with them that are described below under "Risk Factors and Special Considerations."

B.  Investment Restrictions

   1. The Mutual Fund

     Investments   by  the  Mutual  Fund  shall  be  subject  to  the  following restrictions:

     a. Moneys in the Mutual Fund will not be used in the underwriting of securities or for the purchase of real estate, interests in real estate, investment trusts, commodities or commodity contracts, or invested in companies for the purpose of exercising control or management, or invested in securities of registered investment companies.

     b. Moneys in the Mutual Fund will not be lent to others, although they may be applied to the purchase of bonds and debt securities of a type publicly distributed or customarily purchased by institutional investors.

     c. The Mutual Fund will not acquire any securities if immediately after such acquisition and as a result thereof (a) the Mutual Fund would hold more than 10% of the outstanding voting securities of any issuer,
          (b) more than 5% of the value of the total assets in the Mutual Fund would be represented by the securities of any one issuer (except securities of the U.S. Government and its instrumentalities), (c) more than 25% of the value of the total assets in the Mutual Fund would be invested in any particular industry, (d) more than 5% of the value of the total assets in the Mutual Fund would be invested in issuers which (including predecessors) have not been in continuous operation for at least three years.

     d. The Mutual Fund will not invest in securities of the Company or its affiliates, or in securities of the investment manager, and will not during the existence of any underwriting syndicate purchase any securities for which its investment manager is acting as principal underwriter. For purposes of this restriction, purchases of securities from underwriting syndicates in which PaineWebber Incorporated, an affiliate of the Funds' investment adviser, General Electric Investment Corporation ("GEIC"), is a participant are not prohibited provided such investments are made in accordance with the 1940 Act and the rules thereunder.

     e. The Mutual Fund will not purchase from or sell any of its portfolio securities to the Company or its affiliates or its investment manager or any officer or director of either.

     f. The Mutual Fund will not engage in margin transactions or short sales or participate in a joint trading account.

     g.   The Mutual Fund will not invest in puts, calls or similar options.

     h. The Mutual Fund will not mortgage or pledge any of its assets, except the Mutual Fund may borrow money from the GE Savings and Security Trust and secure repayment by pledging assets of the Mutual Fund.

                                             GE S&S Program Disclosure Statement


     2. The ST Fund, the LT Fund and the MM Fund

     The ST Fund, the LT Fund and the MM Fund will not:

     a. purchase securities on margin or sell short or participate in a joint trading account;

     b. deal in options to buy or sell securities except to the extent permitted by law;

     c. borrow money or property except as a temporary measure to meet the cash or administrative needs of such Funds. In no event will the amount of such borrowings exceed 10% of such Funds' total assets taken at market value at the time of such borrowing;

     d. make cash loans to others except through the purchase of debt securities in accordance with such Funds' investment objectives;

     e. invest directly in real estate (except as specified in Paragraph A.3. above with respect to investments of the LT Fund) or invest in interests in oil, gas or other mineral lease or production agreements;

     f. act as an underwriter of securities for other issuers except that such Fund may acquire securities under circumstances where if they are later resold it may be deemed to be an underwriter under the 1933 Act;

     g.   purchase   securities  for  the  purpose  of  exercising   control  or
          management;

     h. pledge, mortgage or hypothecate any of its assets except, that, to secure borrowings permitted by subparagraph c, it may pledge securities which, together with all such securities previously so pledged, at the time of pledge, do not exceed 10% of such Funds` total assets;

     i. unless otherwise permitted by law, purchase from or sell directly to any of its officers or Trustees or the officers or directors of GEIC, or any other affiliate (as defined in the 1940 Act) of such Fund or any affiliate of such affiliate, portfolio securities or other property of such Fund; or

     j. unless otherwise permitted by law, invest in securities of the Company or its affiliates, or in securities of an investment manager of such Fund and will not during the existence of any underwriting syndicate purchase any securities for which its investment manager is acting as principal underwriter. For purposes of this restriction, purchases of securities from underwriting syndicates in which PaineWebber
          Incorporated, an affiliate of GEIC, is a participant are not prohibited provided such investments are made in accordance with the 1940 Act and the rules thereunder.

     In addition to the foregoing, the LT Fund will not:

     a. purchase any security if as a result of such purchase more than 25% of its total assets would be invested in a particular industry;

     b. purchase any security if as a result of such purchase more than 25% of its total assets would be subject to legal or contractual restrictions on resale; or

     c.   invest in the securities of registered investment companies.

                                             GE S&S Program Disclosure Statement

     C. Risk Factors and Special Considerations

     Investing in the Funds involves risk factors and special considerations, such as those described below:

     General. An investment in any Fund should not be considered to be a complete investment program.

     Debt Instruments. Each of the Funds is authorized to invest in debt instruments. A debt instrument held by a Fund will be affected by general changes in interest rates that will in turn result in increases or decreases in the market value of those obligations. The market value of debt instruments in a Fund's portfolio can be expected to vary inversely to changes in prevailing interest rates. In periods of declining interest rates, the yield of a Fund holding a significant amount of debt instruments will tend to be somewhat higher than prevailing market rates, and in periods of rising interest rates, the Fund's yield will tend to be somewhat lower. In addition, when interest rates are falling, money received by such a Fund from the continuous sale of its shares will likely be invested in portfolio instruments producing lower yields than the balance of its portfolio, thereby reducing the Fund's current yield. In periods of rising interest rates, the opposite result can be expected to occur.

     Certain Investment Grade Obligations. The Mutual Fund, the ST Fund and the LT Fund may each invest in obligations rated BBB by S&P or Baa by Moody's. Although obligations rated BBB by S&P or Baa by Moody's are considered investment grade, they may be viewed as being subject to greater risks than other investment grade obligations. Obligations rated BBB by S&P are regarded as having only an adequate capacity to pay principal and interest and those rated Baa by Moody's are considered medium-grade obligations that lack outstanding investment characteristics and have speculative characteristics as well.

     Low-rated Securities. The Mutual Fund, the ST Fund and the LT Fund are authorized to invest in securities rated lower than investment grade (sometimes referred to as "junk bonds"). Low-rated and comparable unrated securities (collectively referred to as "low-rated" securities) likely have quality and protective characteristics that, in the judgment of a rating organization, are outweighed by large uncertainties or major risk exposures to adverse conditions, and are predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. Securities in the lowest rating categories may be in default or may present substantial risks of default.

     Although the market values of low-rated securities tend to react less to fluctuations in interest rate levels than the market values of higher-rated securities, the market values of certain low-rated securities tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-rated securities. In addition, low-rated securities generally present a higher degree of credit risk. Issuers of low-rated securities are often highly leveraged and may not have more traditional methods of financing available to them, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. The risk of loss due to default by these issuers is significantly greater because low-rated securities generally are unsecured and frequently are subordinated to the prior payment of senior indebtedness. A Fund may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. The existence of limited markets for low-rated securities may diminish a Fund's ability to obtain accurate market quotations for purposes of valuing the securities held by the Fund and calculating the Fund's net asset value.

     Non-Publicly Traded and Illiquid Securities. The Mutual Fund, the ST Fund and the LT Fund may each invest in non-publicly traded securities and illiquid securities. Non-publicly traded securities may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by a Fund. In addition,

                                             GE S&S Program Disclosure Statement

companies whose securities are not publicly traded are not subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. A Fund's investments in illiquid securities are subject to the risk that should the Fund desire to sell any of these securities when a ready buyer is not available at a price that GEIC deems representative of their value, the value of the Fund's net assets could be adversely affected.

     Repurchase and Reverse Repurchase Agreements. The Mutual Fund, the ST Fund, the LT Fund and the MM Fund may enter into repurchase agreements. A Fund entering into a repurchase agreement will bear a risk of loss in the event that the other party to the transaction defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the underlying securities. A Fund will be, in particular, subject to the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert its right to them, the risk of incurring expenses associated with asserting those rights and the risk of losing all or a part of the income from the agreement.

     The MM Fund may enter into reverse repurchase agreements. A reverse repurchase agreement involves the risk that the money market value of the securities retained by the MM Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the MM Fund's use of the proceeds of the agreement may be restricted pending a determination by the party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

     Warrants. The Mutual Fund may invest in warrants. Because a warrant, which is a security permitting, but not obligating, its holder to subscribe for another security, does not carry with it the right to dividends or voting rights with respect to the securities that the warrant holder is entitled to purchase, and because a warrant does not represent any rights to the assets of the issuer, a warrant may be considered more speculative than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying security and a warrant ceases to have value if it is not exercised prior to its expiration date. Warrants acquired by the Mutual Fund in units or attached to securities may be deemed to be without value.

     Investment in Foreign Securities. Each Fund may invest in securities issued by foreign companies and foreign governments or their agencies or instrumentalities. Investing in securities issued by foreign companies and governments involves considerations and potential risks not typically associated with investing in obligations issued by the U.S. Government and U.S. corporations. Less information may be available about foreign companies than about U.S. companies, and foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to U.S. companies. The values of foreign investments are affected by changes in currency rates or exchange control regulations, restrictions or prohibitions on the repatriation of foreign currencies, application of foreign tax laws, including withholding taxes, changes in governmental administration or economic monetary policy (in the United States or abroad) or changed circumstances in dealings between nations. Costs are also incurred in connection with conversions between various currencies. In addition, foreign brokerage commissions are generally higher than those charged in the United States and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than in the United States. Investments in foreign countries could be affected by other factors not present in the United States, including expropriation, confiscatory taxation, lack of uniform accounting and auditing standards, limitations on the use or removal of funds or other assets (including the withholding of dividends), and potential difficulties in enforcing contractual obligations, and could be subject to extended clearance and settlement periods.

                                             GE S&S Program Disclosure Statement


     A Fund's unit value may change significantly when the currencies, other than the U.S. dollar, in which the Fund's portfolio investments are denominated strengthen or weaken against the U.S. dollar. Currency exchange rates generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries as seen from an international perspective. Currency exchange rates can also be affected unpredictably by intervention by U.S. or foreign governments or central banks or by currency controls or political developments in the United States or abroad.

     Covered Option Writing. The ST Fund and the LT Fund may purchase and write put and call options on securities. Upon the exercise of a put option written by the ST Fund or the LT Fund, the Fund may suffer a loss equal to the difference between the price at which the Fund is required to purchase the underlying security and its market value at the time of the option exercise, less the premium received for writing the option. Upon the exercise of a call option written by the ST Fund or the LT Fund, the Fund may suffer a loss equal to the excess of the security's market value at the time of the option's exercise over the Fund's acquisition cost of the security, less the premium received from writing the option. In addition, no assurance can be given that the ST Fund or the LT Fund will be able to effect closing purchase transactions at a desired time. The ability of the ST Fund and the LT Fund to engage in closing transactions with respect to options depends on the existence of a liquid secondary market. Although the ST Fund and the LT Fund will generally purchase or write securities options only if a liquid secondary market appears to exist for the option purchased or sold, no such secondary market may exist or the market may cease to exist.

     The ST Fund and the LT Fund will engage in hedging transactions only when deemed advisable by GEIC. Successful use by the ST Fund and the LT Fund of options will depend on GEIC's ability to predict correctly movements in the direction of the securities underlying the option used as a hedge. Losses incurred in hedging transactions and the costs of these transactions will affect the Fund's performance.

     Securities Index Options. The ST Fund and the LT Fund may each purchase options on securities indexes. Securities index options are subject to position and exercise limits and other regulations imposed by the exchange on which they are traded. The ability of the ST Fund and the LT Fund to engage in closing purchase transactions with respect to securities index options depends on the existence of a liquid secondary market. Although the ST Fund and the LT Fund will generally purchase or write securities index options only if a liquid secondary market for the options purchased or sold appears to exist, no such secondary market may exist, or the market may cease to exist at some future date, for some options. No assurance can be given that a closing purchase transaction can be effected when GEIC desires that the ST Fund or the LT Fund engage in such a transaction.

     Futures and Options on Futures. The ST Fund and the LT Fund may invest in financial and bond index futures or related options. The uses of futures contracts and options on futures contracts as a hedging device involves several risks. No assurance can be given that a correlation will exist between price movements in the underlying securities or index and price movements in the securities that are the subject of the hedge. Positions in futures contracts and options on futures contracts may be closed out only on the exchange or board of trade on which they were entered, and no assurance can be given that an active market will exist for a particular contract or option at any particular time. Losses incurred in hedging transactions and the costs of these transactions will affect the Fund's performance.

     Forward Currency Transactions. The ST Fund and the LT Fund may engage in forward currency transactions. In entering into forward currency contracts, the ST Fund and the LT Fund will be subject to a number of risks and special considerations. The market for forward currency contracts, for example, may be limited with respect to certain currencies. The existence of a limited market may in turn

                                             GE S&S Program Disclosure Statement

restrict the Fund's ability to hedge against the risk of devaluation of currencies in which the Fund holds a substantial quantity of securities. The successful use of forward currency contracts as a hedging technique draws upon GEIC's special skills and experience with respect to those instruments and will usually depend upon GEIC's ability to forecast interest rate and currency exchange rate movements correctly. Should interest or exchange rates move in an unexpected manner, the ST Fund and the LT Fund may not achieve the anticipated benefits of forward currency contracts or may realize losses and thus be in a less advantageous position than if those strategies had not been used. Many forward currency contracts are subject to no daily price fluctuation limits so that adverse market movements could continue with respect to those contracts to an unlimited extent over a period of time. In addition, the correlation between movements in the prices of those contracts and movements in the prices of the currencies hedged or used for cover will not be perfect.

     GEIC's ability to dispose of the ST Fund's or the LT Fund's positions in forward currency contracts depends on the availability of active markets in those instruments, and GEIC cannot now predict the amount of trading interest that may exist in the future in forward currency contracts. Forward currency contracts may be closed out only by the parties entering into an offsetting contract. As a result, no assurance can be given that the ST Fund or the LT Fund will be able to utilize these contracts effectively for the intended purposes.

     Options on Foreign Currencies. The ST Fund and the LT Fund may purchase and write put and call options on foreign currencies. Like the writing of other kinds of options, the writing of an option on a foreign currency constitutes only a partial hedge, up to the amount of the premium received; the ST Fund or the LT Fund could also be required, with respect to any option it has written, to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuation in exchange rates, although in the event of rate movements adverse to the Fund's position, the Fund could forfeit the entire amount of the premium plus related transaction costs.

     Cash Management of the ST and LT Funds The ST Fund and the LT Fund may invest, directly or indirectly through investment in the GEI Short-Term Investment Fund described below, in the following types of money market instruments (i) securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities, (ii) debt obligations of banks, savings and loan institutions, insurance companies and mortgage bankers, (iii) commercial paper and notes, including those with variable and floating rates of interest,
(iv) debt obligations of foreign branches of U.S. banks, U.S. branches of foreign banks and foreign branches of foreign banks, (v) debt obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities, including obligations of supranational entities, (vi) debt securities issued by foreign issuers and (vii) repurchase agreements. The ST Fund and the LT Fund may also invest in the GEI Short-Term Investment Fund (the"Investment Fund"), an investment fund created specifically to serve as a vehicle for the collective investment of cash balances of the ST Fund, the LT Fund and other accounts advised by either GEIC or its affiliate, GE Investment Management Incorporated ("GEIM"). By using the
Investment Fund, a Fund's cash position is exposed to potentially broader diversification, lower transaction cost and better investment opportunity than would be the case if it were invested separately without the potential benefits of such a large cash pool.

     The Investment Fund invests exclusively in the money market instruments described in (i) through (vii) above. The Investment Fund is advised by GEIM. No advisory fee is charged by GEIM to the Investment Fund, nor will a Fund incur any sales charge, redemption fee, distribution fee or service fee in connection with its investments in the Investment Fund.

                                             GE S&S Program Disclosure Statement


     Although, during normal market conditions, the uninvested cash balances of the ST Fund and the LT Fund are generally expected to be relatively small, each such Fund is authorized to invest up to 25% of its assets in the Investment Fund if the size of the cash balance so warrants.

     Instruments and Strategies Involving Special Risks. Certain instruments in which the Funds can invest and certain investment strategies that the Funds may employ could expose the Funds to various risks and special considerations. The instruments presenting risks to a Fund that holds the instruments include Rule 144A Securities, depositary receipts, securities of supranational agencies, securities of other investment funds, floating and variable rate instruments, zero coupon obligations, mortgage related securities, ARMs, CMOs, government stripped mortgage related securities and asset-backed and receivable-backed securities. Among the risks that some, but not all, of these instruments involve are lack of liquid secondary markets and the risk of prepayment of principal. The investment strategies involving special risks to some or all of the Funds include engaging in when-issued or delayed-delivery securities transactions, entering into mortgage dollar rolls and lending portfolio securities. Among the risks that some, but not all, of these strategies involve are the increased exposure to fluctuations in market value of the securities and certain credit risks.

     D. Investment Adviser

     GEIC, located at 3003 Summer Street, Stamford, Connecticut 06905, serves as the investment adviser of each Fund. GEIC is a wholly owned subsidiary of the Company and is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

                             INVESTMENT INSTRUCTIONS

     Participants in the S&SP elect the investment media in which they wish to invest and may change their investment options or their rate of savings in accordance with the procedures set forth in the GE Benefits Handbook. Participants may transfer savings from one investment option to another up to 12 times each calendar year. For more information regarding investment instructions, see the GE Benefits Handbook.

                                FEES AND EXPENSES

     The fees and expenses of each of the investment alternatives are set forth in the Annual Report of the S&SP. There are no transaction fees charged to the Funds or to a participant's account balance in connection with purchases or sales of interests in investment alternatives.

                             ADDITIONAL INFORMATION

     The Trustees of the S&SP are responsible for providing certain additional information to you, either directly or upon your request. The information provided directly to you is contained in the Annual Report of the S&SP and includes (i) a description of the annual operating expenses of each investment alternative with respect to which expenses are incurred and the aggregate amount of such expenses expressed as a percentage of average net assets, (ii) copies of available financial statements relating to the investment alternatives, (iii) a list of the securities comprising the portfolio of each Fund and the value of such securities, and, with respect to each asset which is a fixed rate investment contract issued by a bank, savings and loan association or insurance company, the name of the issuer, the term and the rate of return on the contract, and (iv) the investment performance of each Fund. The information available to you upon your request is information concerning the value of units in each of the Funds or shares of the Company, as well as the value of such units or shares held in a participant's account, which may be obtained at anytime by calling 1-800-432-4313. The address and telephone number of the Trustees of the S&SP are c/o General Electric Investment Corporation, 3003 Summer Street, Stamford, CT 06905 (203-326-2300).

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47

                                                S&S Mutual Funds Investment Team
Portfolio Managers

S&S Program Mutual Fund
Eugene K. Bolton
   David B. Carlson
   Peter J. Hathaway
   Paul C. Reinhardt
   Christopher Brown

S&S Long Term Interest Fund
Robert A. MacDougall

Officers of the Investment Adviser

John H. Myers, Trustee,
Chairman of the Board and President, General Electric Investment Corporation Eugene K. Bolton, Trustee, EVP, Domestic Equities
Michael J. Cosgrove, Trustee, EVP, Mutual Funds
Ralph R. Layman, Trustee, EVP, International Equities
Alan M. Lewis, Trustee, EVP, General Counsel and Secretary
Robert A. MacDougall, Trustee, EVP, Fixed Income
Geoffrey R. Norman, EVP, Institutional Marketing
Donald W. Torey, Trustee, EVP, Finance and Administration

Investment Adviser
General Electric Investment Corporation

Independent Auditors
KPMG Peat Marwick LLP

Custodian
State Street Bank & Trust Company

Shareholder Servicing Agent Address all inquiries outside the S&SP to:
   GE Investments
   P.O. Box 8309
   Boston, MA 02266-8309

Address all inquiries inside the S&SP to:
   GE S&SP Transaction Processing Center
   P.O. Box 44079
   Jacksonville, FL 32231-4079

                                                            Shareholder Services

                 Daily Value, Yields/Performance: 1-800-843-3359



                   INSIDE THE SAVINGS & SECURITY PROGRAM (S&SP)

     Shares held inside the Savings & Security Program (401(k)) have been credited to your account as a result of contributions and investments earnings. If you are a current employee, the annual "Your Personal Share" statement summarizes your account balance in S&SP. Participants may obtain information and process account transactions on their Funds held inside the Program by calling:


              GE S&SP Transaction Processing Center: 1-800-432-4313






                                 OUTSIDE THE S&SP

     When shares have been distributed to you from the Savings & Security Program, your account balance and tax information are provided by GE Investments. Shareholders of S&S Program Mutual and S&S Long Term Interest Funds outside the Program may obtain information on their Funds by calling:


                      Shareholder Services: 1-800-242-0134

GE S&S FUNDS
3003 SUMMER STREET
STAMFORD, CT. 06904-7900

                                                                       BULK RATE
                                                                    U.S. POSTAGE
                                                                            PAID
                                                                      CANTON, MA
                                                                  PERMIT NO. 313

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